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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CYPRESS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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March 29, 2018

Dear Fellow Stockholder:

You are cordially invited to attend Cypress Semiconductor Corporation's 2018 Annual Meeting of Stockholders. We will hold the meeting on May 11, 2018, at 10:00 a.m. Pacific Daylight Time, at our principal executive offices located at 198 Champion Court, San Jose, California 95134. We look forward to your attendance in person or by proxy at the meeting.

Please refer to the Proxy Statement for detailed information on each of the proposals to be presented at the Annual Meeting. Your vote is important, and we strongly urge you to cast your vote whether or not you plan to attend the Annual Meeting.

If you are a stockholder of record as of the record date, which is March 14, 2018, meaning that you hold shares directly with our transfer agent, Computershare Trust Company N.A., the inspector of elections will have your name on a list and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification (e.g., driver's license, state-issued ID card, passport). If you hold shares in a brokerage account or in "street name" and wish to attend the Annual Meeting in person, you will also need to bring a letter from your broker reflecting your stock ownership as of the record date.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

Hassane El-Khoury
President and Chief Executive Officer

CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:	May 11, 2018
Time:	10:00 a.m. Pacific Daylight Time
Place:	Cypress's principal executive offices located at 198 Champion Court, San Jose, California 95134
Items of Business:
        1.
        The election of nine directors to serve on our Board of Directors for a one-year term, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

        2.
        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018;

        3.
        Annual advisory vote to approve the compensation of our named executive officers;

        4.
        Amendment and restatement of our Employee Stock Purchase Plan to approve increasing the number of shares available for issuance under the plan; and

        5.
        The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of the 2018 Annual Meeting of Stockholders. This Notice, the 2017 Annual Report and our 2018 Proxy Statement are being made available to stockholders on or about March 29, 2018.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 14, 2018, are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy card or voted by telephone or online. We have provided voting instructions in the attached Proxy Statement on how you can vote your shares at or before the Annual Meeting. The attached Proxy Statement and our 2017 Annual Report to stockholders are also available online at www.cypress.com/2017annualreport. You are encouraged to access and review all of the important information contained in these materials prior to voting.

Our Board of Directors has selected the nine persons named in the Proxy Statement as its nominees for election to the Board of Directors at the Annual Meeting. Each of our nominees is currently serving as a director of Cypress. We believe that the nine nominees named in the attached proxy statement have a well-rounded combination of experience, expertise and insight, all necessary to provide the right leadership to build value for all Cypress stockholders.

FOR THE BOARD OF DIRECTORS

Pamela Tondreau
 Corporate Secretary

San Jose, California, March 29, 2018

2018 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Cypress Semiconductor Corporation - 2018 Proxy Statement	i

EXECUTIVE COMPENSATION TABLES	58

SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS
OPTION EXERCISES AND STOCK VESTING
NON-QUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CEO PAY RATIO	68

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	69

OTHER REQUIRED DISCLOSURES	71

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
POLICIES AND PROCEDURES WITH RESPECT TO RELATED-PERSON TRANSACTIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS	72

APPENDIX A

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	A-1

ii	Cypress Semiconductor Corporation - 2018 Proxy Statement

CYPRESS SEMICONDUCTOR CORPORATION 2018 PROXY STATEMENT SUMMARY

CYPRESS SEMICONDUCTOR CORPORATION 2018 PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

2018 Annual Meeting Information (Begins on Page 3)	Items of Business

	Proposal	Board Recommendation	Page Number

Date: May 11, 2018 Time: 10:00 a.m. Pacific Daylight Time	1. The election of nine directors to serve on our Board of Directors for one-year terms, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.	For all	9

Location: Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134	2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2018.	For	16

Record Date: March 14, 2018 Admission: To attend the meeting in	3. Annual advisory vote to approve the compensation of our named executive officers.	For	17

person, you will need valid picture identification	4. Amendment and restatement of the Employee Stock Purchase Plan to approve increasing the number of shares available for issuance under the plan.	For	18

Executive Compensation Highlights (Begins on Page 40) Corporate Governance Practices

We pay for performance:

-  significant portion of named executive officer ("NEO") compensation is 100% at-risk performance-based equity

-  target total NEO compensation is aligned with peer group

-  for fiscal year 2017, performance-based equity awards granted were contingent on debt leverage, profit before tax, strategic initiatives, gross margin and revenue growth milestones; performance-based equity awards under prior multi-year awards were contingent on gross margin, new product development, Total Shareholder Return (TSR), Earnings Per Share (EPS) and achievement of synergy milestones

-  NEO performance-based compensation includes a multi-year component

We seek to mitigate compensation-related risk through a variety of vehicles, including through the following:

-  an appropriate mix of pay elements, with compensation well-balanced between fixed and variable elements, and short- and long-term incentives

-  base salaries that are intended to constitute a sufficient component of total compensation to discourage undue risk-taking in order to meet incentive goals

-  incentive plans that are designed with goals that are intended to result in long-term value to our stockholders

-  financial and earnings goals and opportunities in our incentive programs that are at levels intended to be attainable without the need to take inappropriate risks

-  bonus and incentive opportunities are capped so that the upside potential is not so large as to encourage undue risk-taking

-  the majority of our equity incentives vest or are earned over a multi-year period, which requires the executive to bear the economic risk of the award over the vesting or performance period

-  our incentive plans define a range of performance over which payouts may be earned, including at levels below target achievement, rather than an "all-or-nothing" approach

-  different performance measures in different incentive programs, which provides balance and reduces the potential for taking undue risks to meet a single goal

-  stock ownership and retention guidelines for all NEOs

-  an anti-hedging policy

-  an anti-pledging policy for all NEOs and directors

We have strong corporate governance practices:

-  annual election of directors

-  majority voting in uncontested director elections

-  proxy access bylaw provisions

-  seven of nine directors are independent

-  independent board committee members

-  separation of chairman and CEO positions; independent chairman

-  annual "say-on-pay" votes

-  annual board and committee self-evaluations

Cypress Semiconductor Corporation - 2018 Proxy Statement	1

CYPRESS SEMICONDUCTOR CORPORATION 2018 PROXY STATEMENT SUMMARY

Director Nominees				Committees

Name	Director Since	Independent	Position	Audit	Comp.	Nom. & Corp. Governance

W. Steve Albrecht*	2003	x	Chairman of the Board	Chair		✓

Hassane El-Khoury	2016		President, Chief Executive Officer ("CEO") and Director

Oh Chul Kwon	2015	x	Director

Catherine P. Lego	2017	x	Director	✓

Camillo Martino	2017	x	Director	✓	Chair

J. Daniel McCranie**	2017		Director			✓

Jeffrey J. Owens	2017	x	Director		✓

Jeannine Sargent	2017	x	Director		✓

Michael S. Wishart	2015	x	Director	✓	✓	Chair

*  Mr. Albrecht has been designated as the "audit committee financial expert" in accordance with the requirements of the SEC and the Nasdaq Listing Rules.

**  The Board has determined that Mr. McCranie is not independent as of the date of this Proxy Statement, due to his former employment at Cypress, which ended on April 28, 2015. The Company anticipates that Mr. McCranie's former employment with Cypress will no longer preclude him from being independent on April 29, 2018, which is three years after his former employment ended.

2	Cypress Semiconductor Corporation - 2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors (the "Board") of Cypress Semiconductor Corporation (sometimes referred to as "we," "us," "our," the "Company" or "Cypress") is providing these proxy materials to solicit your vote at the 2018 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held on May 11, 2018, at 10:00 a.m. Pacific Daylight Time at our principal executive offices located at 198 Champion Court, San Jose, California 95134. The telephone number at this address is (408) 943-2600.

Who may attend the Annual Meeting?

All stockholders and holders of proxies for those stockholders as of the close of business on March 14, 2018 (the "Record Date"), as well as other persons invited by Cypress, may attend the Annual Meeting. If you are a stockholder of record as of the Record Date, meaning that you hold shares directly with our transfer agent, Computershare Trust Company, N.A., the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification (e.g., driver's license, state-issued ID card, passport). Stockholders holding stock in brokerage accounts or in "street name" wishing to attend the Annual Meeting in person will also need to bring a letter from their broker reflecting their stock ownership as of the Record Date.

Who is entitled to vote?

Only Cypress stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 358,092,263 shares outstanding of Cypress's common stock, par value $0.01 per share.

What may I vote on?

You may vote on all proposals listed below:

  1.
  The election of nine directors to serve on our Board for one-year terms, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018;

  3.
  Annual advisory vote to approve the compensation of our named executive officers;

  4.
  Amendment and restatement of the Employee Stock Purchase Plan to approve increasing the number of shares available for issuance under the plan; and

  5.
  The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Cypress Semiconductor Corporation - 2018 Proxy Statement	3

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

What is the difference between a registered stockholder or stockholder of record and a beneficial stockholder?

Registered Stockholder or Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the Company's transfer agent, Computershare Trust Company, N.A., then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Shares you hold in a bank or brokerage account are not generally registered directly in your name.

Beneficial Stockholder: Shares Registered in the Name of a Bank or Broker

If your shares were held in an account at a bank, brokerage firm, dealer or other similar organization on the Record Date, then you are the beneficial stockholder of shares held in "street name," and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to instruct your bank or broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. You will be able to gain entry to the Annual Meeting with any form of government-issued photo identification (e.g., driver's license, state-issued ID card, passport), along with a copy of a letter from your bank or broker reflecting your stock ownership as of the Record Date. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank or broker in advance of the Annual Meeting.

How do I vote and what are the voting deadlines?

Whether you hold your shares directly as the stockholder of record or beneficially in "street name," you may vote your shares by proxy without attending the Annual Meeting. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: If you are a stockholder of record, there are several ways for you to vote your shares.

By mail	By telephone or online	In person at the Annual Meeting

If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning each proxy card in the prepaid envelope. Sign your name exactly as it appears on your proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m. Eastern Daylight Time on May 10, 2018.	You may vote your shares by telephone or online by following the instructions provided in the proxy materials. If you vote by telephone or online, you do not need to return a proxy card by mail. Online and telephone voting are available 24 hours a day. Votes submitted by telephone or online must be received by 11:59 p.m. Eastern Daylight Time on May 10, 2018.	You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions, or vote by telephone or online by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Stockholders: If you are the beneficial owner of your shares, you should have received the proxy materials and voting instructions from the bank or broker holding your shares. You should follow the instructions in the proxy materials and voting instructions to instruct your bank or broker on how to vote your shares. The availability of telephone and online voting will depend on the voting process of the bank or broker. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank or broker in advance of the Annual Meeting giving you the right to vote your shares.

What shares may be voted and how may I cast my vote for each proposal?

You may vote all shares you own as of the close of business on the Record Date. You may cast one vote per share of common stock you own for each proposal.

4	Cypress Semiconductor Corporation - 2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

What is the effect of a broker vote?

Banks and brokers who hold shares of our common stock for a beneficial owner have the discretion to vote on "routine" proposals even if they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Proposal 2 is considered a "routine" matter under the applicable standards. A "broker non-vote" occurs when a bank or broker does not receive voting instructions from the beneficial owner on a particular matter and does not have the discretion to direct the voting of the shares on a particular proposal. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the final vote with respect to a particular proposal. Thus, a broker non-vote may assist our ability to obtain a quorum, but will not otherwise affect the outcome of the vote on any proposal.

How many votes are needed to approve each proposal?

With respect to Proposal 1, Cypress has adopted a majority voting standard for uncontested director elections and a plurality voting standard for contested elections. The voting standard is discussed further under the section titled "Proposal 1 — Election of Directors." Because the number of nominees timely nominated for election at the annual meeting does not exceed the number of directors to be elected at the meeting, the election of directors at the Annual Meeting is an uncontested election. As a result, directors will be elected by a majority of the votes cast at the Annual Meeting, meaning that each director that receives more "FOR" votes than "AGAINST" votes will be elected. If you hold your shares in "street name," your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

With respect to Proposals 2, 3 and 4, we must receive a "FOR" vote from the majority of shares present and entitled to vote either in person or by proxy in order for such proposal to be approved. Under Delaware law, if you "ABSTAIN" from voting for Proposals 2, 3 and 4, it will have the same effect as an "AGAINST" vote.

Proposal	Vote Required	Broker Vote Allowed

Proposal 1 – Election of nine directors	Majority of votes cast at the annual meeting	No

Proposal 2 – Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018	Majority of shares entitled to vote and present in person or represented by proxy	Yes

Proposal 3 – Annual advisory vote to approve the compensation of our named executive officers	Majority of shares entitled to vote and present in person or represented by proxy	No

Proposal 4 – Amendment and restatement of the Employee Stock Purchase Plan to approve increasing the number of shares available for issuance under the plan	Majority of shares entitled to vote and present in person or represented by proxy	No

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank or broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the

Cypress Semiconductor Corporation - 2018 Proxy Statement	5

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Annual Meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another time and date.

How can I change my vote or revoke my proxy?

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated proxy card, or (ii) voting again online or by telephone, as more fully described in your proxy materials or proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting.

If your shares are held in "street name" by a bank or broker, you may change your vote by submitting new voting instructions to your bank, broker, trustee or agent, or, if you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

What does it mean if I get more than one proxy or voting instructions card?

It means you hold shares in more than one registered account. You must vote all of your proxy cards in one of the manners described above (under "How do I vote and what are the voting deadlines") to ensure that all your shares are voted.

Who will count the votes?

Representatives of an independent proxy tabulator will count the votes, and Pamela Tondreau, our Corporate Secretary, will act as the Inspector of Elections. The procedures to be used by the Inspector of Elections are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

How much did this proxy solicitation cost and who will pay for the cost?

This solicitation is made on behalf of Cypress's Board and the Company will bear the cost of soliciting your vote in connection with this proxy statement (the "Proxy Statement"). These costs will include the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board. We have requested that banks, brokers and other custodians, agents and fiduciaries send these proxy materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, agents and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

Such solicitations may be made by telephone, facsimile transmission, over the Internet or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. The Company may also solicit shareholders through press releases issued by the Company, advertisements in periodicals and postings on the Company's website at www.cypress.com.

The Company has retained Okapi Partners LLC ("Okapi") to assist it in soliciting proxies and related services for a fee estimated to be approximately $15,000, plus certain other service fees and expenses. The Company has also agreed to certain indemnification provisions with Okapi. The Company may incur other expenses in connection with the solicitation of proxies for the Annual Meeting.

Who are the participants in this proxy solicitation?

Our director nominees and certain of our officers and employees are considered "participants" in our solicitation under the rules of the Securities and Exchange Commission (the "SEC") by reason of their position as directors and

6	Cypress Semiconductor Corporation - 2018 Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

director nominees of the Company or because they may be soliciting proxies on our behalf. See the section titled "Security Ownership of Certain Beneficial Owners and Management" for additional information with respect to such individuals.

How can I receive the Proxy Statement and annual report by electronic delivery?

You may sign up for Cypress's e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by e-mail whenever our annual report or proxy statement is available for viewing online. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or until you cancel your enrollment.

How can a stockholder request a copy of Cypress's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for fiscal year 2017?

Online:    Visit our website at www.cypress.com/2017annualreport to view the Annual Report online or print a copy.

By Mail:    Send a written request for a copy of our Annual Report on Form 10-K to: Investor Relations, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a printed copy of our Annual Report on Form 10-K without charge. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 was filed with the SEC on February 26, 2018.

How and when may I submit proposals or director nominations for consideration at next year's annual meeting of stockholders?

For stockholder proposals to be considered for inclusion in our 2019 Proxy Statement, a written proposal must be received by our Corporate Secretary, at our principal executive offices located at 198 Champion Court, San Jose, California 95134, no later than November 29, 2018, in accordance with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of stockholder proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act would instead be publicly announced to stockholders and would be a reasonable time before we begin to print and mail our proxy materials.

In addition, the Company's bylaws establish an advance notice procedure for stockholders who wish to present certain matters or nominate director candidates before or at an annual meeting of stockholders. Stockholders who wish to submit a proposal or director nomination under the Company's bylaws must deliver written notice to our Corporate Secretary at the address above no earlier than January 13, 2019 and no later than February 12, 2019. Any such proposal or nomination must contain the specific information required by the Company's bylaws.

In the event the date of next year's annual meeting is moved more than 30 days before or 60 days after the anniversary date of this year's annual meeting, you may submit a proposal or director nomination under the Company's bylaws by delivering written notice to our Corporate Secretary at the address above no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, including Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in the Company's proxy materials.

The Company's bylaws also provide for separate notice procedures for eligible stockholders who wish to include their director nominees in the Company's annual meeting proxy materials. Eligible stockholders who wish to submit a director nomination under the Company's proxy access bylaw provisions must deliver written notice to our Corporate Secretary at the address above no earlier than December 12, 2018 and no later than January 11, 2019 (assuming an Annual Meeting date of May 11, 2018). Any such nomination must contain the specific information required by the Company's bylaws.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

If you would like a copy of Cypress's current bylaws, please write to: Corporate Secretary, 198 Champion Court, San Jose, California 95134. A copy is also filed with the SEC and can be accessed at www.sec.gov.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and file a Current Report on Form 8-K announcing the final voting results after the Annual Meeting.

How many copies of the proxy materials will you deliver to stockholders sharing the same address?

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC's "householding" rules that permit us to deliver a single copy of the Proxy Statement and annual report to stockholders who share the same address, unless otherwise requested by one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of such proxy materials to stockholders who share an address. You may request separate proxy materials for the Annual Meeting or for future annual meetings, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134 or by calling (408) 943-2600.

8	Cypress Semiconductor Corporation - 2018 Proxy Statement

ELECTION OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

Nine directors are to be elected to Cypress's Board of Directors (the "Board") at the 2018 Annual Meeting. Proxies can only be voted for the nominees named in this Proxy Statement. All directors are elected annually and serve a one-year term until the next annual meeting, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If you submit a signed proxy card that does not specify how you wish to vote, your shares will be voted "FOR" all nine director nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he or she was selected as a director or a nominee. Each of Catherine P. Lego, Jeffrey J. Owens and Jeannine Sargent were appointed as a director by the Board in fiscal year 2017 and each is standing for election for the first time. All other nominees are standing for re-election.

Our Board members are encouraged, but are not required, to attend our annual meetings of stockholders. Messrs. Albrecht, El-Khoury, Martino, McCranie and Wishart attended our annual meeting of stockholders in fiscal year 2017. Ms. Lego, Mr. Owens, and Ms. Sargent were not on the Board at the time of the annual meeting of stockholders in fiscal year 2017.

There are no family relationships among our directors and executive officers.

Age: 71 Director Since: 2003 Other Public Directorships: Red Hat, Inc., SkyWest, Inc. Former Public Directorships: SunPower Corporation

Mr. Albrecht is a Professor Emeritus of the Marriott School of Management at Brigham Young University (BYU). He served as the associate dean of the school from 1998 to 2008 and the director of the School of Accountancy from 1990 to 1998. Mr. Albrecht, a certified public accountant, certified internal auditor and certified fraud examiner, joined BYU after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte, an accounting firm. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He is a former trustee of the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board. He is also a former member of COSO, the organization that developed the internal control framework used by most companies. He has consulted with numerous corporations on fraud, controls and financial reporting issues. He has been an expert witness in several large financial statement fraud cases. In addition to Cypress Semiconductor, he currently serves on the board of directors of Red Hat, Inc. and SkyWest, Inc. Mr. Albrecht has written over 125 academic and professional articles and over 25 books, including a textbook on corporate governance and boards of directors. Mr. Albrecht holds a bachelor of science degree from BYU, a master's degree in business administration and a doctorate degree in accounting from the University of Wisconsin.

 Qualifications: Extensive experience with financial accounting & reporting and compliance, especially with respect to multi-national companies

Committees: Audit (Chair), Nominating & Corporate Governance

Cypress Semiconductor Corporation - 2018 Proxy Statement	9

ELECTION OF DIRECTORS

Age: 38 Director Since: 2016 Other Public Directorships: None Former Public Directorships: None

Mr. El-Khoury has served as the president and chief executive officer of Cypress since August 2016. He was previously executive vice president of Cypress's Programmable Systems Division (from 2012 to 2016), managing the company's standard and programmable microcontroller portfolio, including its Platform PSoC family of devices, and its automotive business. Prior to that, from 2010 to 2012, he served as a senior director of Cypress's automotive business unit. Prior to joining Cypress, Mr. El-Khoury served in various engineering roles with subsystem supplier Continental Automotive Systems, where he spent time based in the U.S., Germany and Japan. He holds a bachelor of science degree in electrical engineering from Lawrence Technological University and a master's degree in engineering management from Oakland University.

 Qualifications: Extensive product development and technology experience; leadership and operational management skills; substantial automotive industry experience

Committees: None

Age: 59 Director Since: 2015 Other Public Directorships: None Former Public Directorships: Spansion Inc.

Mr. Kwon served as chief executive officer of SK Hynix Semiconductor, a South Korean memory semiconductor supplier of dynamic random access memory (DRAM) chips and flash memory chips, from 2010 to 2013. Following his retirement from SK Hynix in 2013, Mr. Kwon has continued to serve as a senior advisor of SK Hynix. Mr. Kwon spent almost 30 years at SK Hynix (formerly Hyundai Electronics) in a number of executive roles, including President of Hynix Neumonics Semiconductor, a joint venture between SK Hynix and ST Microelectronics, in Wuxi, the People's Republic of China, from 2009 to 2010, and senior vice president of strategic planning and corporate relations of SK Hynix Semiconductor from 2003 to 2009. Mr. Kwon also served on the board of directors of SK Hynix from 2006 to 2013 and of Spansion Inc. from 2014 to 2015. Mr. Kwon has served as an economic advisor to the Jiangsu Provincial Government, People's Republic of China, since 2011, and as chairman of the Korea Semiconductor Industry Association from 2011 to 2013. Mr. Kwon holds a bachelor of arts degree in international economics from Seoul National University, South Korea.

 Qualifications: Significant senior leadership, industry, financial and operational experience; international experience; extensive business development experience in the semiconductor industry

Committees: None

10	Cypress Semiconductor Corporation - 2018 Proxy Statement

ELECTION OF DIRECTORS

Age: 61

 Director Since: 2017

 Other Public Directorships: Lam Research Corporation, IPG Photonics

 Former Public Directorships: Fairchild
Semiconductor, SanDisk Corporation, ETEC Corporation, Uniphase Corp., WJ Communications, Inc.

Ms. Lego is the founder of Lego Ventures LLC, a consulting services firm and source of start-up capital for early stage technology companies, formed in 1992, and serves as its principal and owner. Ms. Lego has served on the board of Lam Research Corporation since 2006, where she is the chair of the Compensation committee and was the former chair of the Audit committee. In addition, Ms. Lego has served on the board of IPG Photonics since July 2016, where she is the chair of the Compensation committee. Ms. Lego previously was a partner at two venture capital funds and practiced as a certified public accountant with Coopers & Lybrand (now PwC). Ms. Lego received a bachelor of arts degree in economics and biology from Williams College and her master of science degree in accounting from the New York University Stern School of Business.

 Qualifications: Extensive board level experience working with advanced technology and semiconductor companies; deep understanding of risk, accounting, acquisitions, due diligence and integration, compensation and investor relations; frequent speaker on board governance, ethics and audit quality at directors' colleges and events

Committees: Audit

Cypress Semiconductor Corporation - 2018 Proxy Statement	11

ELECTION OF DIRECTORS

Age: 56 Director Since: 2017 Other Public Directorships: MagnaChip Semiconductor Corporation, MosChip (India) Former Public Directorships: Silicon Image, Inc., Silicon Mountain Holdings, Inc.

Mr. Martino has served on the Company's Board of Directors since June 2017. Mr. Martino serves as a board member and executive advisor to technology companies, and has been a chief executive officer and C-suite executive of several semiconductor companies. He has also served as a member of the board of directors of MagnaChip Semiconductor Corporation since August 2016, and he was appointed to the board of directors of MosChip, a publicly listed company in India, in April 2017. Mr. Martino also serves on the board of directors at multiple privately held companies, including VVDN Technologies, an ODM technology company, since 2016, CyberForza, a cybersecurity technology company, since 2016, Agylstor Inc., a high capacity enterprise storage solutions company, since 2016, and SAI Technology, Inc. since 2015.

Previously, Mr. Martino served as a director and the chief executive officer of Silicon Image, Inc., a semiconductor company, from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to January 2010, Mr. Martino served as chief operating officer of SAI Technology Inc., a cloud communications technology company, and as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as the chief executive officer and as a director of Cornice Inc. From August 2001 to July 2005, Mr. Martino served as the executive vice president and chief operating officer at Zoran Corporation, a global semiconductor company. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years in four countries. Mr. Martino holds a bachelor of applied science from the University of Melbourne and a graduate diploma in digital communications from Monash University in Australia.

 Qualifications: Extensive experience in the semiconductor industry, including experience as a director, chief executive officer and C-suite executive of a number of companies in the industry

Committees: Audit, Compensation (Chair)

12	Cypress Semiconductor Corporation - 2018 Proxy Statement

ELECTION OF DIRECTORS

Age: 74 Director Since: 2017 Other Public Directorships: None Former Public Directorships: ON Semiconductor, Mentor Graphics, Freescale Semiconductors

Mr. McCranie served as the chairman of the board of directors of ON Semiconductor Corporation from 2002 until 2017. Mr. McCranie also served on the board of directors of Mentor Graphics from 2012 to 2017. He served as chairman of the board of directors of Freescale Semiconductors from 2011 until 2014 and on the board of directors of Cypress Semiconductor from 2005 through 2014. From 2014 to 2015, he served as executive vice president of Sales and Applications at Cypress Semiconductor. He also served as executive chairman of Virage Logic, from 2008 until 2010. Previously, Mr. McCranie served as president and chief executive officer of Virage Logic from 2007 to 2008, executive chairman of Virage Logic from 2006 to 2007, and chairman of the board of directors of Virage Logic from 2003 to 2006. He also served as chairman of Actel Corporation from 2004 to 2010 and chairman of Xicor Corporation from 2000 to 2004. Mr. McCranie was also employed in various positions with Cypress Semiconductor from 1993 to 2001. From 1986 to 1993, Mr. McCranie was president, chief executive officer and chairman of SEEQ Technology, Inc.

 Qualifications: Extensive experience as a chief executive officer and director of multiple semiconductor companies; deep knowledge of governance practices for technology companies

Committees: Nominating & Corporate Governance

Age: 63 Director Since: 2017 Other Public Directorships: Rogers Corporation Former Public Directorships: None

Mr. Owens recently retired from his role as chief technology officer & executive vice president at Delphi Automotive, having served in that position from 2012 until 2017, where he was instrumental in transforming the company into a provider of software, electronics, and advanced safety and electrical architectures to the world's largest automotive manufacturers. Prior to his CTO role, he was president of Delphi's $3 billion Electronics and Safety division, and also President of Delphi Asia Pacific. He is on the board of trustees at Kettering University and previously served as chairman of the board. Mr. Owens holds a bachelor of science in mechanical engineering / electrical engineering from Kettering University and a masters of business administration from Ball State University.

 Qualifications: Extensive leadership, international, technology, engineering and operational experience in the automotive and electronics industries

Committees: Compensation

Cypress Semiconductor Corporation - 2018 Proxy Statement	13

ELECTION OF DIRECTORS

Age: 54 Director Since: 2017 Other Public Directorships: None Former Public Directorships: None

Ms. Sargent served as president of Innovation and New Ventures at leading contract manufacturer Flex from January 2012 until October 2017, and as chief executive officer at both Oerlikon Solar, a thin-film silicon solar photovoltaic module manufacturer, and Voyan Technology, an embedded systems software provider to the communications and semiconductor industries. She currently serves on several investment and advisory boards and is on the board of trustees at Northeastern University. She holds a bachelor of science in chemical engineering from Northeastern University and certificates from the executive development programs at the MIT Sloan School of Management, Harvard University and Stanford University.

 Qualifications: Extensive leadership, operations, marketing and engineering experience within a diverse mix of high technology component and systems companies

Committees: Compensation

Age: 63 Director Since: 2015 Other Public Directorships: None Former Public Directorships: Spansion Inc., Brooktree Corporation

Mr. Wishart is the chief executive officer, co-founder and member of the board of directors of efabless corporation, an early stage company creating a platform for community-based design of semiconductors. In addition, Mr. Wishart is a venture partner at Tyche Partners, a venture capital firm focused on hardware-related companies, and provides strategic and business consulting as the president of Roehampton Road, LLC. Mr. Wishart previously served as a managing director and advisory director of Goldman, Sachs & Co. from 1999 until he retired in June 2011. From 1991 to 1999, he served as managing director, including as head of the global technology investment banking group for Lehman Brothers. From 1978 to 1992 he held various positions in the investment banking division at Smith Barney, Harris Upham & Co. He served on the board of directors of Spansion Inc. from 2013 to 2015 and currently serves on the board of OneD Material, a private company engaged in the technology transfer and licensing of proprietary silicon-graphite anode material to improve the performance of lithium ion batteries. Mr. Wishart holds a bachelor of science from St. Lawrence University and a master's in business administration from the Stanford Graduate School of Business.

 Qualifications: Extensive experience advising technology companies as an investment banker

Committees: Audit, Compensation, Nominating & Corporate Governance (Chair)

In addition to the biographical information above regarding each nominee's specific experience, attributes, positions and qualifications, we believe that each of our director nominees currently serving as a director has performed his or her duties with critical attributes such as honesty, integrity, diligence and an adherence to high ethical standards. Furthermore, each of our current directors has demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment to the Company and its core values. Finally, we value their significant leadership and experience on other public company boards and board committees.

14	Cypress Semiconductor Corporation - 2018 Proxy Statement

ELECTION OF DIRECTORS

Required Vote

Stockholders are not entitled to cumulate votes in the election of directors. Our bylaws provide that, in an uncontested election, each director would be elected by a majority of votes cast. A "majority of votes cast" means the number of shares voted "FOR" a director exceeds the number of shares voted "AGAINST" that director.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

Cypress Semiconductor Corporation - 2018 Proxy Statement	15

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2018 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain the firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress by PricewaterhouseCoopers LLP for fiscal years 2016 and 2017 were pre-approved by the Audit Committee and were as follows:

Services	2016	2017

Audit Fees	$6,347,211	$4,485,115

Audit-Related Fees	$625,000	$108,964

Tax Fees	$1,507,144	$1,413,531

All Other Fees	—	$2,700

Total	$8,479,355	$6,010,310

Audit Fees.    Includes fees associated with the annual audit of our financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, assistance with and review of other documents we file with the Securities and Exchange Commission, and statutory audits required internationally.

Audit-Related Fees.    Audit-related services principally include systems pre-implementation review and due diligence services, not associated with the regular audit.

Tax Fees.    Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services for acquisitions and international tax consulting.

All Other Fees.    Includes fees for accessing PricewaterhouseCoopers LLP's online accounting research database.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit services, audit-related services, tax and other services performed by the Company's independent registered public accounting firm. With the exception of certain de-minimis amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

16	Cypress Semiconductor Corporation - 2018 Proxy Statement

ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL THREE

ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (our "NEOs") as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission (the "SEC") rules. We are providing this proposal for the vote of our stockholders pursuant to Section 14A of the Securities Exchange Act of 1934.

At our 2017 Annual Meeting, as recommended by our Board of Directors (the "Board"), a majority of our stockholders voted in favor of including an annual advisory vote to approve the compensation of our NEOs identified in our proxy statement (also known as "say-on-pay") to be held at each annual meeting of stockholders. Therefore, we have included Proposal 3 in this Proxy Statement to provide our stockholders with a non-binding advisory, or "say-on-pay," vote relating to the compensation of our NEOs as disclosed in this Proxy Statement. Your vote on this proposal will provide us with valuable insight into our stockholders' view on our compensation practices pertaining to our NEOs.

Our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success and have played material roles in our ability to drive strong financial results and attract and retain an experienced, successful team to manage our Company. Under these programs, our NEOs are rewarded for achieving specific short- and long-term strategic and corporate goals, and for realizing increased stockholder value. Please read the "Compensation Discussion and Analysis (CD&A)" section of this Proxy Statement for additional details about our executive compensation programs, specifically information about the fiscal year 2017 compensation of our NEOs.

The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders' interests and with current market practices. We have held stockholder advisory votes to approve the compensation of our NEOs annually since 2011. The recommendation provided by Institutional Shareholder Services and Glass Lewis (the two primary independent proxy advisory firms) and the overall approval rating by our voting stockholders for the last three proxy years are set forth below:

Proxy Year	Stockholder Approval Rating	ISS Recommendation	Glass Lewis Recommendation

2017	82%	FOR	FOR

2016	90%	FOR	FOR

2015	97%	FOR	FOR

In fiscal year 2017, we gave base salary increases to four of our NEOs, the annual cash-based incentive program was based on achieving specific revenue and profit before tax margin goals, and the long-term incentive program was based on time-vesting RSUs and three performance objectives for our performance-based awards granted in fiscal year 2017. We believe this demonstrates that our compensation program and incentive plans are designed to pay for performance, and resulted in an alignment between realized pay and Company performance. Please refer to the "Compensation Discussion and Analysis ("CD&A")" section of this Proxy Statement for additional information regarding the compensation of our NEOs in fiscal year 2017.

This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure pursuant to Item 402 of Regulation S-K."

The "say-on-pay" vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will seriously consider our stockholders' concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED
IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF
THE SECURITIES AND EXCHANGE COMMISSION.

Cypress Semiconductor Corporation - 2018 Proxy Statement	17

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL FOUR

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

We currently sponsor and maintain the Cypress Semiconductor Corporation Employee Stock Purchase Plan (the "ESPP"). We are asking that stockholders ratify and approve an amendment and restatement of the ESPP (the "Restated ESPP") to increase, by seven million (7,000,000) shares, the number of shares of Cypress common stock available for future issuance under the ESPP. Specifically, under the Restated ESPP, subject to stockholder approval, commencing with January 1, 2019, the Company will (a) be authorized to issue seven million (7,000,000) additional shares of Cypress common stock under the ESPP, and (b) remove the current annual refresh provision, which provides for an automatic annual share increase equal to the lesser of (i) 2,000,000 shares, (ii) .75% of the issued shares (where "issued shares" means the number of shares of Company common stock outstanding on such date) or (iii) a lesser amount determined by Cypress's Board of Directors (the "Board"). The Restated ESPP, including the amendment to increase the number of shares that may be purchased under the ESPP was approved by Cypress's Board, subject to stockholder approval. Stockholders last ratified and approved the ESPP on May 10, 2013. Subsequently, the Board amended and restated the ESPP in June 2015 and also approved certain amendments to the ESPP in November 2017. The amendments to the ESPP approved by the Board in November 2017 included (a) a reduction in the term of future offering periods under the ESPP from eighteen months to six months, and (b) removal of an automatic reset provision that permitted ESPP participants, under certain circumstances, to withdraw from a current offering period and begin a new offering period. We are requesting the increase in the number of shares that may be purchased under the ESPP due to the significant increase in the overall employee population over the past three years, strong rates of employee participation in the ESPP, and management's belief that employee stock ownership helps contribute to the overall success of the Company.

Under the ESPP currently in effect, a total of 4,210,080 shares of Cypress common stock had been reserved, in June 2015, for future issuance under the ESPP, plus the annual refresh provision. As of March 14, 2018, 3,124,914 shares were available for purchase under the ESPP. The Board has approved, subject to stockholder ratification and approval, an amendment to increase the number of shares of Cypress common stock available for future issuance under the ESPP by seven million (7,000,000) shares. The closing price of Cypress's common stock on March 26, 2018 was $18.08 per share.

If the Restated ESPP is not approved by our stockholders, the requested increase of shares and the removal of the annual refresh provision under the Restated ESPP will have no further force or effect, and the existing ESPP, as previously amended by our Board, will continue in full force and effect, and we may continue to grant awards and issue shares under the current ESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder pursuant to the current terms of the ESPP.

Cypress believes that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time. Cypress further believes that the attraction, retention and motivation of highly qualified personnel is essential to Cypress's continued growth and success and that incentive plans, such as the ESPP, are necessary for Cypress to remain competitive in its compensation practices. In addition, Cypress believes that the ESPP (and other equity incentive programs) is an effective way to assure alignment of employees' and stockholders' interests and believes all such equity incentives are in the best interest of our stockholders.

In determining whether to approve the Restated ESPP, including the proposed increase to the number of shares available for future issuance under the ESPP, the Company considered the following:

      •
      Unless the Restated ESPP is authorized and approved by our stockholders, the Company may not be able to meet the employees' demands to participate in the ESPP and we will lose a powerful incentive and retention tool for employees that benefits all of our stockholders. The increase in the number of shares available for future issuance under the Restated ESPP will enable us to continue our policy of encouraging equity ownership by employees as an incentive to contribute to our success.
      •
      We expect the proposed increase in the number of shares available for future issuance under the Restated ESPP to provide us with enough shares to meet employees' desired participation within the terms of the Restated ESPP, assuming employee participation in the Restated ESPP remains

18	Cypress Semiconductor Corporation - 2018 Proxy Statement

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

        consistent with historical levels, as reflected in our three-year burn rate for the ESPP, and further dependent on the price of our shares and hiring activity during the next few years. We cannot predict our future share usage under the Restated ESPP, the future price of our shares or future hiring activity with any degree of certainty at this time.

      •
      In 2015, 2016 and 2017, the end of year overhang rate attributable to the ESPP (calculated by dividing (1) the shares remaining available for issuance for future awards under the ESPP after the two applicable ESPP purchases for the year (but excluding the addition of the automatic annual refresh), by (2) the number of shares outstanding at the end of the fiscal year) was 0.52%, 0.46%, and 0.32%, respectively.
      •
      In 2015, 2016 and 2017, our annual equity burn rates under the ESPP (calculated by dividing the number of shares issued under the ESPP for the applicable year by the number of shares outstanding at the end of the fiscal year) were 0.56%, 0.69% and 0.68%, respectively.
      •
      In determining the size of the increase to the number of shares available for future issuance under the Restated ESPP, the Company considered the number of shares issued by the Company during the past three calendar years under our ESPP. For the two ESPP purchases applicable to 2015, we issued 1,860,818 shares. For the two ESPP purchases applicable to 2016, we issued 2,238,951 shares. For the two ESPP purchases applicable to 2017, we issued 2,378,641 shares.

Since participation is voluntary and the purchase price of shares under the ESPP during any given purchase period are in part a function of prevailing market prices of Cypress's common stock that vary from time to time, the benefits to be received by participants in the ESPP are not determinable prospectively at this time.

Summary of Material Features of the Restated ESPP

Term of ESPP

The ESPP will expire on May 10, 2023.

Eligibility

Any employee who is customarily employed for at least twenty (20) hours per week by the Company or its subsidiaries (other than any temporary employee or contingency worker) and that is designated by the Board as eligible to participate in the ESPP is eligible to participate in the ESPP. No employee who owns stock or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company may participate. Moreover, no employee may participate to the extent that they may purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds $25,000 of fair market value (determined on the first day of any offering period) in any calendar year. As of March 14, 2018, the Plan had approximately 6,848 eligible participants, including 5 executive officers and 6,843 employees. Of the eligible participants, 5 executive officers and 2,709 employees were participating in the ESPP.

Shares Available for Issuance

As of March 14, 2018, 3,124,914 shares were available for issuance under the ESPP. Currently, the ESPP provides for an automatic annual increase equal to the lesser of (i) 2,000,000 shares, (ii) .75% of issued shares as of the last day of the immediately preceding year, where "issued shares" means the number of shares of Company common stock outstanding on such date, plus any shares reacquired by the Company during the fiscal year that ends on such date, or (iii) a lesser amount determined by the Board. If the Restated ESPP is approved, the automatic annual increase provision will be removed.

If the Restated ESPP is approved, effective January 1, 2019, the maximum number of shares available for issuance under the ESPP will be equal to the number of shares available for future issuance as of such date, plus an additional seven million (7,000,000) shares.

Offering Period

Commencing in January 2018, the ESPP is implemented by six (6) month offering periods ("Offering Periods"). New Offering Periods generally commence on January 1 and July 1 of each year and end on June 30 and December 31 of each year, respectively (or if such day is not a trading day within the meaning under the ESPP, the trading day immediately prior to such date), or on such other date that the Board may determine. The Board has the power to change the duration of Offering Periods without stockholder approval if such change is announced at

Cypress Semiconductor Corporation - 2018 Proxy Statement	19

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected, provided that no Offering Period under the portion of the ESPP that complies with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") will have a duration of greater than 27 months.

Participation

Eligible employees may participate in the ESPP by completing a subscription agreement authorizing payroll deductions pursuant to the ESPP. Payroll deductions may not be less than two percent (2%) and may not exceed ten percent (10%) of the participant's aggregate compensation during the Offering Period. A participant may discontinue participation in the ESPP or decrease the rate of payroll deductions during an Offering Period pursuant to the ESPP but may not decrease the rate or amount of payroll deductions more than two times in any one calendar year. In order to comply with Section 423(b)(8) of the Internal Revenue Code and eligibility limitations pursuant to the ESPP, a participant's payroll deductions may be decreased to zero percent (0%).

Option Grant

The Internal Revenue Service views participants in our ESPP as receiving options. The price per share subject to the option is the lower of (i) eighty-five percent (85%) of the fair market value of a share of our common stock on the first day of the six-month Offering Period, or (ii) eighty-five percent (85%) of the fair market value of a share of our common stock on the applicable purchase date, generally, the last trading day of the six-month Offering Period. On the first day of each Offering Period, each eligible employee participant is granted an option to purchase on the applicable purchase date a number of shares of our common stock determined by dividing the employee's payroll deductions accumulated prior to the purchase date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of our common stock on the first day of the Offering Period, or (ii) eighty-five percent (85%) of the fair market value of our common stock on the applicable purchase date. The maximum number of shares subject to each option is determined by dividing $25,000 by the fair market value of a share of our common stock on the first day of the Offering Period, and other limitations pursuant to the ESPP.

Option Exercise

Unless a participant withdraws from the ESPP, a participant's option for the purchase of shares of our common stock is exercised automatically on each applicable purchase date, which, as noted above, generally is the last trading day of the six-month Offering Period. The maximum number of full shares subject to the option is purchased for the participant at the applicable option price using the accumulated payroll deductions in his or her account. During a participant's lifetime, the participant's option to purchase shares under the ESPP is exercisable only by that participant.

Withdrawal; Termination of Employment

A participant may withdraw all, but not less than all, payroll deductions credited to his or her account and not yet used to exercise the option at any time by written notice to the Company. If a participant withdraws from an Offering Period, no further payroll deductions will be made during the Offering Period under the ESPP and payroll deductions will not resume at the beginning of the succeeding Offering Period. Withdrawal from an Offering Period has no effect upon a participant's eligibility to participate in succeeding Offering Periods which commence after termination of the Offering Period from which the participant withdrew, or in any similar plan which we may thereafter adopt. For Offering Periods that commenced prior to January 1, 2018, in the event that the fair market value of the Company's common stock is lower on an exercise date than it was on the offering date of such Offering Period, all then current participants are deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such exercise date and have enrolled in the newly commencing Offering Period, unless otherwise elected by the participant. If a participant fails to remain as our employee or ceases to meet any other ESPP eligibility requirements, he or she is deemed to have elected to withdraw from the ESPP. Upon termination of the participant's continuous status as an employee prior to a purchase date, payroll deductions credited to the participant's account during the Offering Period but not yet used to exercise the option will be returned to the participant or, in the case of his or her death, to the person or persons entitled thereto, and the participant's option will automatically terminate.

Adjustments Upon Changes in Capitalization & Certain Transactions

Any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in

20	Cypress Semiconductor Corporation - 2018 Proxy Statement

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

the number of shares of our common stock effected without receipt of consideration by the Company, will proportionately adjust, as determined by the Board:

  •
  the number of shares of common stock covered by each ESPP option,
  •
  the number of shares of common stock which have been authorized for issuance under the ESPP, and
  •
  the price per share of common stock covered by each ESPP option.

Any other issuance by us of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or price of shares of common stock subject to an ESPP option. In the event of proposed dissolution or liquidation of the Company, the then-current Offering Period will terminate immediately prior to the consummation of such proposed action, unless the Board provides otherwise. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP will be assumed or an equivalent option is substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines to terminate and shorten the Offering Period then in progress and provide for an early exercise date with respect to such shortened Offering Period, subject to the notice requirements set forth under the ESPP. The Board may adjust the number of shares reserved under the ESPP, the number of shares covered by each ESPP option that has not been exercised and the price per share of our common stock covered by each ESPP option that has not been exercised, in the event that we undertake any reorganizations, recapitalizations, stock splits, reverse stock splits, rights offerings or other increases or reductions of shares of our outstanding common stock that have been effected without receipt of consideration by the Company.

Amendment or Termination

The ESPP administrator may at any time and for any reason terminate or amend the ESPP, provided that any such termination will not affect options already granted, except as set forth in the ESPP. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the administrator is entitled to:

  •
  change the Offering Periods, subject to 27 month limitation described above,
  •
  limit the frequency and/or number of changes in the amount withheld during an Offering Period,
  •
  establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,
  •
  permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections,
  •
  accrue and pay a dividend during the Offering Period, and
  •
  establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock properly correspond with amounts withheld.

In the event the administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence including, but not limited to (i) increasing the purchase price for any Offering Period including an Offering Period underway at the time of the change in purchase price; (ii) shortening any Offering Period so that the Offering Period ends on a new purchase date, including an Offering Period underway at the time of the administrator action; and (iii) allocating shares.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the ESPP is determined, in part, on our common stock's fair market value at the beginning or end of an Offering Period and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable prospectively. For illustrative purposes, the following table sets forth (a) the number of shares of our

Cypress Semiconductor Corporation - 2018 Proxy Statement	21

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

common stock that were purchased during fiscal year 2017 under the ESPP, (b) the total purchase price and (c) the purchase price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Total Purchase Price ($)	Purchase Price per Share ($)

Hassane El-Khoury	3,474	28,968	8.34

Thad Trent	2,998	24,999	8.34

Sam Geha	3,318	27,667	8.34

Sudhir Gopalswamy	3,536	29,485	8.34

Pamela Tondreau	1,475	14,255	9.66

H. Raymond Bingham	—	—	—

All executive officers, including the Named Executive Officers above, as a group	14,801	125,374	8.49[2]

All directors who are not executive officers, as a group[1]	—	—	—

All employees who are not executive officers, as a group	2,378,075	20,177,093	8.49[2]

Total	2,392,876	20,302,467[3]	8.49[2]

1.
Directors who are not employees of the Company are not eligible to participate in the ESPP.

2.
Reflects an average purchase price per share.

3.
The aggregate value of the total shares purchased based on the purchase date fair market value was $30,191,237.

As of March 14, 2018, the following table sets forth (a) the number of shares of our common stock that were purchased during fiscal year 2018 under the ESPP, (b) the total purchase price and (c) the purchase price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Total Purchase Price ($)	Purchase Price per Share ($)

Hassane El-Khoury	—	—	—

Thad Trent	—	—	—

Sam Geha	—	—	—

Sudhir Gopalswamy	—	—	—

Pamela Tondreau	723	6,987	9.66

H. Raymond Bingham	—	—	—

All executive officers, including the Named Executive Officers above, as a group	723	6,987	9.66

All directors who are not executive officers, as a group[1]	—	—	—

All employees who are not executive officers, as a group	1,069,042	11,886,059	11.21[2]

Total	1,069,765	11,893,046[3]	11.21[2]

1.
Directors who are not employees of the Company are not eligible to participate in the ESPP.

2.
Reflects an average purchase price per share.

3.
The aggregate value of the total shares purchased based on the purchase date fair market value was $16,945,078.

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AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

Tax Aspects

The tax consequences of the purchase of shares of common stock under the ESPP are as follows:

      •
      An employee will not have taxable income when the shares of common stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of ESPP shares.
      •
      For shares that the employee does not dispose of until more than 24 months after the first day of the Offering Period and more than 12 months after the purchase date (the "Holding Period"), the gain of up to 15% of the market price of the stock on the date of the Offering Period is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss.
      •
      The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the ESPP within the Holding Period. The Company may not deduct any amount for shares disposed of after the Holding Period.

Required Vote

The affirmative vote of the holders of a majority of the common stock present or represented at the meeting is required to approve the adoption of the Restated ESPP.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
THE APPROVAL OF THE ADOPTION OF THE AMENDMENT AND RESTATEMENT OF
THE EMPLOYEE STOCK PURCHASE PLAN.

Cypress Semiconductor Corporation - 2018 Proxy Statement	23

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes certain information with respect to our common stock that may be issued under our existing equity compensation plans as of March 14, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (millions)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (millions)

Equity Compensation Plans Approved by Security Holders	7.0[1]	13.03[3]	47.6[6]

Equity Compensation Plans Not Approved by Security Holders	7.3[2]	6.98[4]	1.6[7]

Total	14.3	12.01[5]	49.2

1.
Includes 3.8 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) granted.

2.
Includes 6.7 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) granted.

3.
Excludes the impact of 3.8 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) which have no exercise price.

4.
Excludes the impact of 6.7 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) which have no exercise price.

5.
Excludes the impact of 10.6 million shares of full value awards (restricted stock units, restricted stock awards and performance stock units) which have no exercise price.

6.
Includes 44.5 million shares available for future issuance under Cypress's 2013 Stock Plan and 3.1 million shares available for future issuance under Cypress's Employee Stock Purchase Plan. The Cypress Employee Stock Purchase Plan also contains an annual refresh provision; for additional information, see Proposal Four—Amendment and Restatement of the Employee Stock Purchase Plan.

7.
Includes 174 thousand shares available for future issuance under the assumed Ramtron Plan and 1.4 million shares available for future issuance under the assumed Spansion Plan.

See Note 9 of Notes to Consolidated Financial Statements under Item 8 of Cypress's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2018 for further discussion of Cypress's stock plans.

24	Cypress Semiconductor Corporation - 2018 Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our business, assets and operations are managed under the direction of our Board of Directors (the "Board"). Members of our Board are kept informed of our business through discussions with our chief executive officer ("CEO"), our chief financial officer, our named executive officers ("NEOs"), our chief legal officer, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board and its committees.

In addition to its management function, our Board remains committed to strong and effective corporate governance, and, accordingly, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, the Nasdaq Listing Rules, as well as the best practices of other public companies.

The Company's corporate governance program features the following, among others:

  •
  a Board that is up for election annually and has been for over 30 years;

  •
  there is no stockholder rights plan in place;

  •
  regularly updated charters for each of the Board's committees, which clearly establish the roles and responsibilities of each such committee;

  •
  Board committees that include and are chaired solely by independent directors, and that operate under committee charters that are publicly available on our website;

  •
  a Board that has unrestricted access to the Company's management, employees and professional advisers;

  •
  regular executive sessions among our non-employee and independent directors;

  •
  proxy access bylaw provisions in our bylaws, which allow eligible stockholders to include their director nominees in the Company's proxy materials;

  •
  a majority vote standard in uncontested director elections;

  •
  a director resignation policy requiring any incumbent director who receives a greater number of votes "against" than votes "for" his or her election to promptly tender his or her resignation;

  •
  a risk management program with specific responsibilities assigned to management, the Board and the Board's committees;

  •
  a clear Code of Business Conduct and Ethics that is reviewed annually for best practices;

  •
  a clear set of Corporate Governance Guidelines that is reviewed annually for best practices;

  •
  a clawback policy that requires the return of performance-based compensation payments to the Company by any executive (i) engaged in (a) fraud, theft, misappropriation, embezzlement or dishonesty, or (b) intentional misconduct related to the Company's financial reporting, or (ii) in the event of a material negative revision of any financial or operating measure on which performance-based compensation was paid out to such executive;

  •
  a long history of no perquisites for our directors and executive officers;

  •
  the Compensation Committee's engagement of an independent compensation consultant; and

  •
  a director and committee self-evaluation process allowing the directors to provide additional feedback on the Board's performance and other matters related to the Company.

In addition to the features above, we have a long-standing stock ownership requirement to ensure that the interests of our directors and executives remain aligned with the interests of the Company and its stockholders.

Cypress Semiconductor Corporation - 2018 Proxy Statement	25

CORPORATE GOVERNANCE

Stock Ownership Requirements

Our directors and executives have historically maintained strong stock ownership and our stock ownership requirements are consistent with industry best practices. The table below summarizes the stock ownership policy and status among our directors and NEOs as of March 14, 2018.

	Stock Ownership Requirement	Shares Actually Held

Chief Executive Officer	6X base compensation	8.5X base compensation

All Other Named Executive Officers	4X base compensation	3.5X - 11.4X base compensation

All Non-Employee Directors	5X annual cash retainer	0X - 68.2X annual cash retainer[1]

1.
The 0X amount refers to the stock ownership of Mr. Owens and Ms. Sargent, each of whom was recently appointed to the Board.

As a result of such requirements, our directors and NEOs will continue to receive (and hold) a substantial amount of their Cypress compensation in shares of Cypress common stock, and maintain an even stronger alignment with the Company and our stockholders. All executives and directors are in compliance or expect to be in compliance within the required timeframe.

Named Executive Officers.    Our CEO is required to own Cypress common stock having a value of at least six times his annual base salary. Common stock only includes shares directly owned and does not include any granted stock option awards, even if vested and in the money. Our NEOs, excluding our CEO, are required to own Cypress common stock having a value of at least four times their annual base salary. Individuals have three years from becoming a NEO to meet the stock ownership requirement. If the stock ownership requirement is not met after three years, then the NEO must hold all future shares that vest (net of taxes) until the stock ownership requirement is met.

Directors.    Our non-employee directors are required to own a number of shares of Cypress common stock equal to five (5) times the annual cash retainer for non-employee directors (currently $50,000). New non-employee directors are required to meet the requirement within five years of their appointment or initial election to the Board.

Policy on Derivative Trading / Anti-Hedging

The Company has a long-standing insider trading policy which regulates trading by our insiders, including our NEOs and Board members, and prohibits all employees and Board members from trading on material, non-public information. Our policy explains when transactions in Cypress common stock are permitted and provides that insiders may engage in transactions in Cypress common stock only during pre-established quarterly trading windows. The policy also sets forth certain types of prohibited transactions. Specifically, no Company director, employee, agent or contractor may engage in short sales or hedging activity of any kind, which includes buying put options on Cypress common stock.

Policy on Anti-Pledging

Cypress adopted and formalized a written pledging policy in fiscal year 2014 and the Compensation Committee approved modifications to the policy on February 15, 2017. As of February 15, 2017, Directors and NEOs are no longer permitted to pledge Cypress stock.

Communications from Stockholders and Other Interested Parties

Stockholders and other interested parties who wish to send communications on any relevant business topic to the Board or an individual director may do so by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134, or sending an e-mail to CYBOD@cypress.com.

The Board will give appropriate attention to written communication on valid business or corporate governance issues that are submitted by Company stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of our Board, with the assistance of the Corporate Secretary and internal legal counsel, is primarily responsible for monitoring communications from stockholders and other interested parties, and will provide copies or summaries of such communications to the other directors as the Chairman considers appropriate. Communications will be forwarded

26	Cypress Semiconductor Corporation - 2018 Proxy Statement

CORPORATE GOVERNANCE

to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of our Board considers to be important for the directors to know.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the structure and other policies related to our Board. The guidelines cover, among other topics:

  •
  director independence;

  •
  Board structure and composition, including the designated Board committees;

  •
  Board member nomination and eligibility requirements;

  •
  Board leadership and executive sessions;

  •
  limitations on other Board and committee service;

  •
  director responsibilities;

  •
  Board and committee resources, including access to management and employees;

  •
  director compensation;

  •
  director orientation and ongoing education;

  •
  succession planning; and

  •
  Board and committee self-evaluations.

Our current Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Board Structure

Our Board is comprised of nine directors, all of whom are independent except for our chief executive officer, Hassane El-Khoury, and J. Daniel McCranie, a former executive officer of the Company. As more fully described below under "Determination of Independence," the Company anticipates that Mr. McCranie will be independent on April 29, 2018. Our Board's general policy, as stated in our Corporate Governance Guidelines, is that separate persons should hold positions of chairman of the Board and chief executive officer to enhance the Board's oversight of management. This leadership structure enhances accountability of our chief executive officer to the Board, provides a balance of power on our Board and encourages thoughtful decision-making. We also historically separated the roles in recognition of the differences in roles. While the CEO is responsible for the day-to-day leadership of the Company and the setting of strategic direction, the Chairman provides guidance to the Board and sets the agenda for and presides over Board meetings as well as meetings of the Board's independent directors. The Chairman also provides performance feedback on behalf of the Board to our CEO.

Board Meetings and Executive Sessions.    Executive sessions of independent directors are held at each regularly scheduled meeting of our Board and at other times as deemed necessary by our directors. In fiscal year 2017, our Board held four regularly scheduled meetings, and every director (then serving on the Board) attended all such Board meetings. At such meetings, every independent director attended the executive sessions. The Board also held 35 special meetings during fiscal year 2017. All of our then current directors attended at least 75% of all Board meetings. After his appointment as Chairman in June 2017, Mr. Albrecht presided over all executive sessions of our directors in fiscal year 2017. The Board's policy is to hold executive sessions without the presence of management, including the CEO, and prior to his resignation, the Executive Chairman. The committees of the Board also meet in executive session at the end of each committee meeting.

Our directors are expected to attend each of the regularly scheduled board meetings. For that reason, the Board's calendar is set in advance to ensure that all directors can attend all such meetings.

Determination of Independence.    The Board has adopted the definition of "independence" as described under Nasdaq Listing Rule 5605 and the standards applicable to audit committees under Section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). In order to make a determination of independence of a director as required by our Corporate Governance

Cypress Semiconductor Corporation - 2018 Proxy Statement	27

CORPORATE GOVERNANCE

Guidelines and the rules of Nasdaq and the Securities and Exchange Commission (the "SEC"), the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completes a questionnaire, with questions tailored to the Nasdaq Listing Rules, as well as the securities law requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Kwon, Martino, Owens and Wishart and each of Mses. Lego and Sargent is independent as determined under our Corporate Governance Guidelines, the Nasdaq Listing Rules and the Exchange Act. The Board determined that Mr. El-Khoury, our president and chief executive officer, is not independent by virtue of his employment and position at Cypress. The Board also determined that Mr. McCranie is not independent as of the date of this Proxy Statement due to his former employment at Cypress, which ended on April 28, 2015. The Company anticipates that Mr. McCranie's former employment with Cypress will no longer preclude him from being independent on April 29, 2018, which is three years after his former employment ended. As of the date of this Proxy Statement, apart from Messrs. El-Khoury and McCranie, no other director has a relationship with Cypress other than through his or her membership on the Board and its committees.

Board's Role in Risk Management Oversight

Among the responsibilities of our Board is the oversight, review and management of the Company's various sources of risk. The Board addresses this risk, in part, through its engagement with our CEO and various members of management and the Company's outside consultants. Directors also discuss risk as a part of their review of the ongoing business, financial, and other activities of the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans regularly.

In the majority of cases, the Board implements its risk oversight responsibilities primarily through its various committees, which receive input from management on the potentially significant risks the Company faces and how the Company seeks to control, manage and mitigate risk where appropriate. If the report is deemed significant, the chairman of the relevant committee reports on the committee's discussion to the Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate risk oversight, particularly with respect to risk interrelationships.

The Board's three standing committees (Audit, Compensation and Nominating and Corporate Governance) oversee those risks that are most appropriate to their charters. For example, the Audit Committee oversees risks related to internal controls, financial reporting, fraud, insurance, treasury, cybersecurity, compliance and litigation. In addition, the Board regularly reviews reports from the Audit Committee regarding cybersecurity risk mitigation. The Audit Committee also oversees the activities of the Internal Audit Department, which independently assesses, audits and monitors risk throughout the Company. The Compensation Committee oversees risks related to our cash and equity compensation programs, perquisites and use of Company equity. The Nominating and Corporate Governance Committee oversees risks related to corporate governance, the composition of our Board and its committees, executive management and business ethics of the Company.

The foregoing committees, including the membership and function of each committee at the end of fiscal year 2017, are described in the table below with additional details following the table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

W. Steve Albrecht	Chairman		Member

Catherine P. Lego	Member

Camillo Martino	Member	Chairman

J. Daniel McCranie			Member

Jeffrey J. Owens		Member

Jeannine Sargent		Member

Michael S. Wishart	Member	Member	Chairman

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CORPORATE GOVERNANCE

The Board also had a standing Operations Committee, which was dissolved in April 2017. The Operations Committee, primarily through attending the Company's quarterly operations review meetings, oversaw risks related to operations, product development, supply chain and customers. The entire Board is now responsible for overseeing such risks.

Board's Committees

The Audit Committee.    The Audit Committee consists of Messrs. Albrecht, Martino and Wishart and Ms. Lego, each of whom was determined to be independent as defined under the Nasdaq Listing Rules and the SEC rules applicable to audit committee members. The Audit Committee operates under a written charter adopted by our Board and reviewed annually by the Audit Committee. The Audit Committee's charter is available on our website at http://investors.cypress.com/corporate-governance.cfm. Mr. Albrecht serves as chair of the committee.

The Board determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise as required under the Nasdaq Listing Rules. While our Board designated Mr. Albrecht as the "audit committee financial expert" in accordance with the requirements of the SEC and Nasdaq Listing Rules, all of the members of our Audit Committee meet the qualifications for an audit committee financial expert.

The responsibilities of our Audit Committee and its activities during fiscal year 2017 are described in its charter and the Report of the Audit Committee contained in this Proxy Statement.

The Audit Committee, through delegation by the Board, has overall responsibility for:

  •
  overseeing risks related to internal controls, financial reporting, fraud, insurance, treasury, cybersecurity, compliance and litigation;

  •
  reviewing and approving the scope of the annual audit and the adequacy of the Audit Committee charter;

  •
  assisting the Board in the oversight of the Company's compliance with legal and regulatory requirements;

  •
  meeting separately with our independent registered public accounting firm, internal auditors and our senior management to identify, assess, manage and mitigate areas of risk for the Company;

  •
  overseeing and reviewing our accounting and financial reporting processes, annual audit and matters relating to the Company's internal control systems, as well as the results of the annual audit;

  •
  ensuring the integrity of the Company's financial statements;

  •
  overseeing the outside auditor's performance, qualifications and independence issues;

  •
  preparing a report of the Audit Committee to be included in the Company's annual proxy statement;

  •
  pre-approving all proposed services and related fees to be paid to our independent registered public accounting firm;

  •
  providing input on the risk assessment processes in the Company, which forms the basis of the annual audit plan;

  •
  overseeing the Company's whistleblower policy and reporting function; and

  •
  reviewing SEC filings, earnings releases and other forms of significant investor communications.

The Audit Committee met 11 times in fiscal year 2017 and at each regularly scheduled meeting met in executive session independently with each of management, our internal audit team and PricewaterhouseCoopers, our independent registered public accounting firm.

The members of the Audit Committee also comprised the members of the Company's Pricing Committee. For additional information on the Pricing Committee, please see the "Special Committees" section below.

The Compensation Committee.    The Compensation Committee consists of Messrs. Martino, Owens and Wishart and Ms. Sargent, each of whom is determined to be independent under the Nasdaq Listing Rules. Mr. Martino serves as chair of the committee.

Cypress Semiconductor Corporation - 2018 Proxy Statement	29

CORPORATE GOVERNANCE

The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors and executive officers, the preparation of the annual report on executive compensation for inclusion in our proxy statement and oversight of the Company's compensation and equity programs.

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviews our compensation programs to avoid certain design features that have the potential to encourage excessive risk-taking. Instead, our compensation programs are designed to encourage employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company's business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short- and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. In fulfilling its responsibilities, the Compensation Committee may, to the extent permitted under applicable law, the Nasdaq Listing Rules, the rules of the SEC and the Internal Revenue Code, and the Company's certificate of incorporation and bylaws, delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

In conjunction with the recommendations of Pearl Meyer & Partners ("Pearl Meyer"), an independent compensation consultant, and our CEO, the Compensation Committee determines the compensation of our executive officers. No officer of the Company was present during discussions or deliberations regarding that officer's own compensation. Additionally, the Compensation Committee sometimes meets in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the CEO.

The Compensation Committee, through delegation by the Board, has overall responsibility for:

  •
  establishing the specific performance objectives for our senior management, including the CEO, and subsequently evaluating their compensation based on achievement of those objectives;

  •
  formulating, implementing, reviewing, approving, and modifying the compensation of the Company's directors and senior management;

  •
  recommending to the Board for approval the Company's compensation plans, policies and programs, and administering such approved compensation plans, policies and programs;

  •
  reviewing and approving the Company's compensation discussion and analysis for inclusion in the proxy statement;

  •
  reviewing and approving stock budgets for focal equity grants for all eligible employees;

  •
  reviewing the annual benefit changes made by the Company with respect to its employees;

  •
  overseeing the process of providing feedback to the CEO on his performance;

  •
  overseeing the Company's equity incentive plans;

  •
  overseeing and monitoring executive succession planning for the Company;

  •
  conducting a periodic risk analysis of the Company's compensation policies and programs; and

  •
  establishing the Company's derivative trading and pledging policies and overseeing compliance with such policies.

In discharging its duties, the Compensation Committee selects and retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants' services at any time. The fees of these consultants are paid by the Company. In fiscal year 2017, the Compensation Committee retained the services of Pearl Meyer for various compensation-related services.

30	Cypress Semiconductor Corporation - 2018 Proxy Statement

CORPORATE GOVERNANCE

The Compensation Committee held 6 meetings during fiscal year 2017. The Report of the Compensation Committee is contained in this Proxy Statement. The charter for our Compensation Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Messrs. Albrecht, McCranie and Wishart. Mr. Wishart serves as chair of the committee. Messrs. Albrecht and Wishart are determined to be independent under the Nasdaq Listing Rules. As of the date of his appointment to the committee and the date of this Proxy Statement, Mr. McCranie is not independent under Nasdaq Listing Rule 5605(a)(2)(A) due to his former employment at Cypress, which ended on April 28, 2015.

However, Nasdaq Listing Rule 5605(e)(3) permits the appointment of a non-independent director to the Nominating and Corporate Governance Committee if the Board, under exceptional and limited circumstances, determines that the non-independent director's membership on the committee is required by the best interests of the Company and its stockholders. Based on Mr. McCranie's deep knowledge of the Company's business and his extensive experience as a public company director (including prior service as the Chairman of the Board of ON Semiconductor Corporation, the Chairman of the Board of Actel Corporation, the Chairman of the Board of Xicor Semiconductor and the Executive Chairman of Virage Logic), the Board determined that, under the exceptional and limited circumstances presented by the departures of H. Raymond Bingham and Wilbert van den Hoek from the Board, and Eric Benhamou from the Board and the Nominating and Corporate Governance Committee, Mr. McCranie's appointment to, and membership on, the committee was in the Company's and our stockholders' best interests.

Furthermore, the Company anticipates that Mr. McCranie's former employment with Cypress will no longer preclude him from being independent under Nasdaq Listing Rule 5605(a)(2)(A) on April 29, 2018, which is three years after his former employment ended. Accordingly, the Company anticipates that Mr. McCranie will be independent as of the date of the Annual Meeting.

The Nominating and Corporate Governance Committee has recommended to the full Board each of the nominees named in this Proxy Statement for election to the Board.

The purpose of the Nominating and Corporate Governance Committee is to:

  •
  determine the skills, size, function, education and experiences the Board needs to most effectively meet its responsibilities;

  •
  as part of its risk management, ensure the Board has the requisite mix of skills and expertise to competently oversee the operations of the Company;

  •
  identify and evaluate individuals qualified to become Board members;

  •
  recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company;

  •
  consider resignations submitted pursuant to the Company's director resignation policy;

  •
  develop, maintain and recommend to the Board a set of corporate governance principles;

  •
  oversee the annual self-evaluation process of the Board and the Board committees;

  •
  ensure that stockholder proposals, when approved, are implemented as approved;

  •
  make recommendations to the Board on Board committee membership;

  •
  assess and make representations on independence of Board and committee members;

  •
  review and recommend changes to the Company's Code of Business Conduct and Ethics and Insider Trading Policy;

  •
  evaluate, as needed, and address any concerns related to the performance of directors; and

  •
  oversee the director's continuing education program.

Cypress Semiconductor Corporation - 2018 Proxy Statement	31

CORPORATE GOVERNANCE

With respect to board size, membership and nomination, the Nominating and Corporate Governance Committee is responsible for regularly assessing the size and composition of the Board and identifying exceptional director candidates in the event a vacancy occurs. In this regard, the Nominating and Corporate Governance Committee maintains a director skills matrix, for use in evaluating director competencies and the overall needs of the Board.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members, professional outside consultants and other third-party trusted sources. Through the process of identification and evaluation of potential director candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, a broad knowledge base, integrity and capability on the Board. In addition, the Board recognizes the value of diversity, and believes that its membership should reflect a diversity of experience, gender, race, ethnicity, age, and tenure on the Board. Accordingly, the Nominating and Corporate Governance Committee considers diversity an important element in its consideration of director candidates.

Stockholders may recommend, with timely notice, potential director candidates to the Nominating and Corporate Governance Committee by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background materials are provided on a timely basis. See "How and when may I submit proposals or director nominations for consideration at next year's annual meeting of stockholders?" in the "Frequently Asked Questions About The Proxy Materials And Voting" section of this Proxy Statement for information regarding submitting nominations pursuant to the Company's bylaws.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the skill set, background, diversity and qualifications of our directors, considered as a group, should provide a critical composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities and act in the best interest of the Company and its stockholders.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes (i) meeting from time to time to assess the real or potential needs of the Board, as well as to evaluate biographical information and background material relating to potential candidates and, if appropriate, (ii) conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process and applying substantially the same criteria as for candidates submitted by the Board to our stockholders. The assessment is made in the context of the perceived needs of the Board at the time of the evaluation.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines or guidelines previously identified by the Committee. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in Cypress's proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2017.

The Nominating and Corporate Governance Committee held 4 meetings during fiscal year 2017. The charter for our Nominating and Corporate Governance Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Special Committees.    In fiscal year 2016, the Board established the Pricing Committee to oversee the pricing and management of the Company's debt structure. The Pricing Committee currently consists of Messrs. Albrecht (Chairman), Martino, and Wishart and Ms. Lego and met several times in fiscal year 2017.

Printed copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are also available to any stockholder upon written request to: Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

32	Cypress Semiconductor Corporation - 2018 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Non-Employee Director Cash Compensation

Our non-employee directors are paid an annual fee for serving on the Board, plus additional fees based on their committee service. Cash fees for our non-employee directors were not changed from 2009 to 2017. In 2018, the Board approved an increase in the cash fee payable to the chairman of the Nominating and Corporate Governance Committee (from $5,000 to $10,000). The table below shows the cash compensation for our non-employee Board members in fiscal year 2017.

Position	2017 Annual Fees[1]

Non-employee director retainer	$50,000

Board chairman	$30,000

Audit Committee chairman	$20,000

Audit Committee member	$15,000

Compensation Committee chairman	$15,000

Compensation Committee member	$10,000

Nominating and Corporate Governance Committee chairman	$5,000

Nominating and Corporate Governance Committee member	$5,000

Operations Committee	$2,500[2]

1.
Excluding the Operations Committee fees, which were paid per meeting.

2.
Fees paid for each of the Company's quarterly operations meetings attended. The Operations Committee was dissolved in April 2017.

In addition to the retainer and meeting fees described above, non-employee directors are also reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings, business events on behalf of Cypress, and seminars and programs on subjects related to their responsibilities.

Members of the Pricing Committee did not receive compensation for their service on this committee.

Non-Employee Director Equity Compensation

Non-employee director equity compensation was increased in fiscal year 2015 from an equity award with a grant date value of approximately $175,000 to an equity award grant date value of approximately $200,000, and this value has not been increased since 2015. Upon their initial appointment to the board, each non-employee director is granted an equity award with a grant date value of approximately $200,000, which vests annually over three years. Non-employee directors who are elected at Cypress's annual stockholders meeting receive an equity grant equal to approximately $200,000, which vests the day before the next annual stockholders meeting (which we refer to as the annual equity grant). Any new director appointed by the board in between annual stockholder meetings will receive the annual equity grant, but with a value that is pro-rated for the number of months the director serves until the next annual stockholders meeting. All such awards are subject to the limitations set forth in Cypress's stock plan.

Cypress Semiconductor Corporation - 2018 Proxy Statement	33

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
Fiscal Year Ended December 31, 2017

Director	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2] ($)	All Other Compensation ($)	Total ($)[3]

W. Steve Albrecht[4]	94,999	199,989	—	—	294,988

Eric A. Benhamou[5]	42,500	—	—	—	42,500

H. Raymond Bingham[6]	0	—	—	—	0

Oh Chul Kwon[7]	50,000	199,989	—	—	249,989

Catherine P. Lego[8]	20,892	366,647	—	—	387,539

Camillo Martino[9]	41,690	399,978	—	—	441,668

J. Daniel McCranie[10]	29,286	399,978	—	—	429,264

Jeffrey J. Owens[11]	16,154	333,321	—	—	349,475

Jeannine Sargent[12]	2,966	283,322	—	—	286,288

Wilbert van den Hoek[13]	30,879	199,989	—	—	230,868

Michael S. Wishart[14]	80,000	199,989	—	—	279,989

1.
The value reported in the "Stock Awards" column represents the aggregate grant date fair value of awards granted in fiscal year 2017, as determined pursuant to ASC 718. The amount shown for each director reflects the grant date fair value of the annual equity grant for 14,847 restricted stock units made on June 26, 2017, which will vest in full on the day before the 2018 Annual Meeting. The directors had the following number of unvested restricted stock units at the end of fiscal year 2017: Mr. Albrecht, 14,847 unvested restricted stock units, which represents the annual equity grant in 2017; Mr. Kwon, 18,567 unvested restricted stock units, 14,847 of which represent the annual equity grant in 2017, and 3,720 of which represent the initial director grant upon joining the board in March 2015; Ms. Lego, 26,743 unvested restricted stock units, 12,156 of which represent the annual equity grant in 2017, and 14,587 of which represent the initial director grant upon joining the board in September 2017; Mr. Martino, 29,694 unvested restricted stock units, 14,847 of which represent the annual equity grant in 2017, and 14,847 of which represent the initial director grant upon joining the board in June 2017; Mr. McCranie, 29,694 unvested restricted stock units, 14,847 of which represent the annual equity grant in 2017, and 14,847 of which represent the initial director grant upon joining the board in June 2017; Mr. Owens, 23,523 unvested restricted stock units, 9,409 of which represent the annual equity grant in 2017, and 14,114 of which represent the initial director grant upon joining the board in September 2017; Ms. Sargent, 18,150 unvested restricted stock units, 5,338 of which represent the annual equity grant in 2017, and 12,812 of which represent the initial director grant upon joining the board in December 2017; and Mr. Wishart, 18,567 unvested restricted stock units, 14,847 of which represent the annual equity grant in 2017, and 3,720 of which represent the initial director grant upon joining the board in March 2015.

2.
No stock option awards were granted to our directors in fiscal year 2017. The following aggregate director option awards were outstanding at the end of fiscal year 2017: Mr. Wishart, 34,398 options, all of which are Spansion, Inc. ("Spansion") awards issued prior to the merger with the Company.

3.
Stock awards, the board retainer fee, board and committee chairman fees and committee member fees have been prorated to the extent a Board member served on the Board or a committee for a portion of the year.

4.
Fees Earned includes a $16,813 Board chairman fee, $50,000 Board retainer fee, $20,000 Audit Committee chairman fee, $3,186 Compensation Committee member fee, and $5,000 Nominating and Corporate Governance Committee member fee.

5.
Fees Earned includes a $25,000 Board retainer fee, $7,500 Audit Committee member fee, $7,500 Compensation Committee chairman fee, and $2,500 Nominating and Corporate Governance Committee member fee. Mr. Benhamou departed the Company in June 2017 and did not receive an annual equity grant in 2017.

6.
Mr. Bingham did not earn any fees for serving as a director in fiscal year 2017.

7.
Fees Earned includes a $50,000 Board retainer fee.

8.
Fees Earned includes a $16,071 Board retainer fee and $4,821 Audit Committee member fee.

9.
Fees Earned includes a $26,786 Board retainer fee, $7,500 Audit Committee member fee, $7,212 Compensation Committee chairman fee, and $192 Compensation Committee member fee.

34	Cypress Semiconductor Corporation - 2018 Proxy Statement

DIRECTOR COMPENSATION
10.
Fees Earned includes a $26,786 Board retainer fee and $2,500 Nominating and Corporate Governance Committee member fee.

11.
Fees Earned includes a $13,462 Board retainer fee and $2,692 Compensation Committee member fee.

12.
Fees Earned includes a $2,472 Board retainer fee and $494 Compensation Committee member fee.

13.
Fees Earned includes a $25,549 Board retainer fee, $165 Audit Committee Member fee, $165 Compensation Committee Chairman fee and $5,000 Compensation Committee member fee.

14.
Fees Earned includes a $50,000 Board retainer fee, $15,000 Audit Committee member fee, $10,000 Compensation Committee member fee, and $5,000 Nominating and Corporate Governance Committee chairman fee.

Cypress Semiconductor Corporation - 2018 Proxy Statement	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding common stock of the Company beneficially owned as of March 14, 2018, which includes any equity shares which each individual has the right to acquire within 60 days thereof through the exercise of stock options and the vesting of restricted stock units (RSUs), as well as those shares that were actually owned as of March 14, 2018 for:

    •
    each of our directors and director nominees;

    •
    our chief executive officer, our chief financial officer and each of the other individuals who met the requirements of a named executive officer as of fiscal year-end (the "named executive officers");

    •
    all individuals who serve as directors or executive officers as of March 14, 2018 as a group; and

    •
    each person (including any "group" as that term is used in Rule 13(d)(3) of the Securities Exchange Act of 1934) who is known by us to own beneficially more than 5% of our common stock as of the date identified on their Schedule 13G or 13D filing.

As of March 14, 2018, 358,092,263 shares of the Company's common stock were issued and outstanding.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned[1]	Percent*	Shares Owned Outright[2]

Directors

W. Steve Albrecht[3]	199,586	*	184,739

Oh Chul Kwon[4]	65,223	*	50,376

Catherine P. Lego[5]	52,856	*	40,700

Camillo Martino[6]	34,847	*	20,000

J. Daniel McCranie[7]	69,847	*	55,000

Jeffrey J. Owens[8]	9,409	*	—

Jeannine Sargent[9]	5,338	*	—

Michael S. Wishart[10]	118,221	*	68,976

Named Executive Officers

H. Raymond Bingham[11]	95,466	*	95,466

Hassane El-Khoury[12]	326,864	*	300,349

Sam Geha[13]	65,647	*	64,447

Sudhir Gopalswamy[14]	136,923	*	129,125

Pamela Tondreau[15]	145,247	*	145,247

Thad Trent[16]	301,852	*	247,515

All directors and executive officers of the Company at fiscal year-end as a group[17]	1,531,860	*	1,306,474

5% Stockholders

BlackRock, Inc.[18] 55 East 52nd Street New York, NY 10055	29,863,760	8.3%	—

The Vanguard Group[19] 100 Vanguard Blvd. Malvern, PA 19355	30,444,692	8.5%	—

Waddell & Reed Financial, Inc.[20] 6300 Lamar Avenue Overland Park, KS 66202	19,714,391	5.5%	—

*
Less than 0.5%. See footnotes below.

36	Cypress Semiconductor Corporation - 2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
1.
For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, beneficially owned shares includes the number of shares of common stock that such person or group had the right to acquire within 60 days after March 14, 2018.

2.
For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, shares owned by such person or group excludes the number of shares of common stock that such person or group had the right to acquire within 60 days after March 14, 2018.

3.
Shares Beneficially Owned includes 184,739 shares of common stock held directly by Mr. Albrecht and 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 184,739 shares of common stock held directly by Mr. Albrecht, and excludes 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

4.
Shares Beneficially Owned includes 50,376 shares of common stock held directly by Mr. Kwon and 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 50,376 shares of common stock held directly by Mr. Kwon, and excludes 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

5.
Shares Beneficially Owned includes 40,700 shares of common stock held directly by Ms. Lego and 12,156 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 40,700 shares of common stock held directly by Ms. Lego, and excludes 12,156 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

6.
Shares Beneficially Owned includes 20,000 shares of common stock held directly by Mr. Martino and 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 20,000 shares of common stock held directly by Mr. Martino, and excludes 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

7.
Shares Beneficially Owned includes 55,000 shares of common stock held directly by Mr. McCranie and 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 55,000 shares of common stock held directly by Mr. McCranie, and excludes 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

8.
Shares Beneficially Owned includes 9,409 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

9.
Shares Beneficially Owned includes 5,338 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

10.
Shares Beneficially Owned includes 68,976 shares of common stock held directly by Mr. Wishart, an option to purchase 34,398 shares of common stock, which is fully vested, and 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 68,976 shares of common stock held directly by Mr. Wishart, and excludes an option to purchase 34,398 shares of common stock, which is fully vested, and 14,847 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

11.
Shares Beneficially Owned and Shares Owned Outright both include 54,830 shares of common stock held directly by Mr. Bingham and the Raymond and Kristin Bingham Revocable Trust, and 40,636 shares of common stock held indirectly by Bingham Investments L.P.

12.
Shares Beneficially Owned includes 300,349 shares of common stock held directly by Mr. El-Khoury, an option to purchase 8,111 shares of common stock, which is fully vested, and 18,404 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 300,349 shares of common stock held directly by Mr. El-Khoury, and excludes an option to purchase 8,111 shares of common stock, which is fully vested, and 18,404 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

13.
Shares Beneficially Owned includes 64,447 shares of common stock held directly by Mr. Geha and an option to purchase 1,200 shares of common stock, which is fully vested. Shares Owned Outright includes 64,447 shares of common stock held directly by Mr. Geha, and excludes an option to purchase 1,200 shares of common stock, which is fully vested.

Cypress Semiconductor Corporation - 2018 Proxy Statement	37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
14.
Shares Beneficially Owned includes 129,125 shares of common stock held directly by Mr. Gopalswamy, an option to purchase 6,598 shares of common stock, which is fully vested, and 1,200 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 129,125 shares of common stock held directly by Mr. Gopalswamy, and excludes an option to purchase 6,598 shares of common stock, which is fully vested, and 1,200 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

15.
Shares Beneficially Owned and Shares Owned Outright both include 145,247 shares of common stock held directly by Ms. Tondreau.

16.
Shares Beneficially Owned includes 247,515 shares of common stock held directly by Mr. Trent, an option to purchase 53,003 shares of common stock, which is fully vested, and 1,334 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 247,515 shares of common stock held directly by Mr. Trent, and excludes an option to purchase 53,003 shares of common stock, which is fully vested, and 1,334 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

17.
Shares Beneficially Owned includes 1,306,474 shares of common stock held directly or indirectly by our directors, executive officers, and their family members, options to purchase 103,310 shares of common stock and 122,076 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018. Shares Owned Outright includes 1,306,474 shares of common stock held directly or indirectly by our directors, executive officers, and their family members and excludes options to purchase 103,310 shares of common stock and 122,076 shares of common stock issuable upon vesting of RSUs within sixty days of March 14, 2018.

18.
The ownership information set forth in the table and this footnote is based on information contained in a statement on Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") on February 8, 2018. BlackRock, Inc. has sole voting power with respect to 28,609,413 shares and sole dispositive power with respect to 29,863,760 shares of common stock.

19.
The ownership information set forth in the table and this footnote is based on information contained in a statement on Schedule 13G/A filed with the SEC on February 9, 2018. The Vanguard Group has sole voting power with respect to 175,819 shares, shared voting power with respect to 38,789 shares, sole dispositive power with respect to 30,255,260 shares and shared dispositive power with respect to 189,432 shares of common stock.

20.
The ownership information set forth in the table and this footnote is based on information contained in a statement on Schedule 13G/A filed with the SEC on February 14, 2018. Waddell & Reed Financial, Inc. has indirect sole voting power and indirect sole dispositive power with respect to 19,714,391 shares of common stock. Waddell & Reed Financial Services, Inc. and Waddell & Reed, Inc. each have indirect sole voting power and indirect sole dispositive power with respect to 7,902,881 shares of common stock. Waddell & Reed Investment Management Company has direct sole voting power and direct sole dispositive power with respect to 7,902,881 shares of common stock. Ivy Investment Management Company has direct sole voting power and direct sole dispositive power with respect to 11,811,510 shares of common stock.

38	Cypress Semiconductor Corporation - 2018 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION COMMITTEE REPORT

The information in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

We have reviewed and discussed the following Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Camillo Martino, Chairman
Jeffrey J. Owens
Jeannine Sargent
Michael S. Wishart

Cypress Semiconductor Corporation - 2018 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis (CD&A) describes Cypress's executive compensation philosophies, objectives and programs, as well as the compensation-related actions taken in fiscal year 2017 for the following named executive officers ("NEOs"):

Name	Title

Hassane El-Khoury	President and Chief Executive Officer ("CEO")

Thad Trent	Chief Financial Officer and Executive Vice President, Finance and Administration

Sam Geha[1]	Executive Vice President, Memory Products

Sudhir Gopalswamy[2]	Executive Vice President, Microcontroller & Connectivity

Pamela Tondreau[3]	Executive Vice President, Chief Legal Officer & Human Resources

H. Raymond Bingham[4]	Former Executive Chairman (until June 2017)

1.
Mr. Geha was promoted to Executive Vice President, Memory Products in February 2018. Previously, he served as the Company's Senior Vice President of the Memory Products Division.

2.
Mr. Gopalswamy was promoted to Executive Vice President, Microcontroller & Connectivity in February 2018. Previously, he served as the Company's Senior Vice President of the Microcontroller & Connectivity Division.

3.
Ms. Tondreau was promoted to Executive Vice President, Chief Legal Officer and Human Resources in February 2018. Previously, she served as the Company's Senior Vice President, Chief Legal Officer & Human Resources.

4.
Mr. Bingham resigned from his position as Executive Chairman and member of the Company's Board in June 2017.

This CD&A also summarizes our planned compensation changes for fiscal year 2018.

In this CD&A section, the terms "we," "our," and "us" refer to management, the Company and sometimes, as applicable, the Compensation Committee ("Committee") of the Company's Board.

Executive Summary

Business Highlights

Fiscal year 2017 was a year of execution on our Cypress 3.0 initiatives. In that regard, we increased our focus on becoming a solutions driven company, increased our ease of doing business, redeployed personnel and resources to target market segments that are expected to grow faster than the industry (including automotive, industrial and the Internet of Things (IoT)), and streamlined our internal processes. In addition, we added several new board members to support the Company's long-term strategy.

Cypress accomplished the following in fiscal year 2017:

    •
    GAAP and Non-GAAP revenue increased by 21% and 20%, respectively;

    •
    GAAP and Non-GAAP Earnings Per Share (EPS) improved by 89% and 86%, respectively, growing more than four times faster than revenue;

    •
    free cash flow increased by 118%;

    •
    ended the year with a Total Shareholder Return (TSR) of 38.8%;

    •
    continued to execute on our gross margin improvement plan; we increased GAAP and Non-GAAP gross margin to 41.1% and 42.2%, respectively;

    •
    increased our automotive market segment revenue by 16% over fiscal year 2016;

    •
    grew our IoT wireless connectivity business by 46% over our Q4 2016 annualized run-rate;

    •
    more than tripled sales of our USB Type-C solutions over fiscal year 2016;

40	Cypress Semiconductor Corporation - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
  •
  returned $145 million to Cypress stockholders in the form of cash dividends; and

  •
  reduced our overall debt leverage from 4.3x in 2016 to 2.3x exiting 2017, as defined by total principal amount of debt divided by trailing 12 months Non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA).

  Furthermore, our net burn rate for fiscal year 2017 was 1.1%. The burn rate is calculated by dividing the net shares issued by the Non-GAAP 12-month weighted average diluted shares outstanding.

  Non-GAAP financial measures are adjusted from the most directly comparable GAAP financial measures to exclude certain items. There are limitations in using non-GAAP financial measures including those measures referenced above. Moreover, the Company's non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

Responding to our Stockholders

When determining executive compensation, the Compensation Committee considers the results of the annual advisory "say-on-pay" vote cast by stockholders. Cypress received an 82% passing vote at its 2017 annual meeting, at which stockholders approved Cypress's executive compensation programs. Cypress believes it is critical to continue to expand the dialogue with stockholders to receive additional feedback and further explain its compensation philosophy and practices. As such, Cypress conducted an investor outreach program in fiscal year 2017 with the Company's top stockholders. As a result of such discussions, Cypress is continuing to provide detailed disclosure on multi-year equity grants and modifying performance milestones to ensure greater alignment with stockholders' interests. Cypress has also made efforts to simplify our performance-based incentive cash compensation program, based on our discussions with our investors.

Compensation Processes and Philosophy

Cypress's Philosophy

Cypress's executive compensation programs are designed to attract, motivate, and retain NEOs, who are critical to Cypress's success. Under these programs, NEOs are rewarded for achieving specific short- and long-term strategic, corporate goals, and realizing increased stockholder value.

Cypress's philosophy is to target NEO total direct compensation at approximately the 50th percentile among the named peer group companies, for median levels of performance, with higher compensation for above plan performance and lower compensation for below plan performance. We accomplish this through:

  •
  base salary levels that are targeted to the median for our peer group;

  •
  target cash incentive awards that are close to the median target awards of our peers;

  •
  stock-based compensation, which results in target total direct compensation at the median of the peer group;

  •
  equity grants generally weighted more towards performance-based shares, with single and multi-year measurement periods, and weighted less towards service-based shares; and

  •
  a standard employee benefits package.

The Cypress Incentive Plan (CIP) provides a good example of how pay is materially impacted by performance. Each year we establish corporate goals and individual scorecards comprised of quarterly and annual critical success factors (CSFs). These scorecards are derived from the Company's annual operating plan which is approved by our Board. The annual operating plan is management's best estimate of the Company's performance in that year. Under the CIP, Cypress NEOs receive compensation (i) above target levels to the extent performance exceeds targeted annual operating plan levels, and (ii) below target if the Company does not achieve annual operating plan goals.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Cypress's compensation programs are designed to achieve the following objectives:

  Attract and Retain Top Talent

  Cypress aims to attract and retain top talent to compete effectively and retain the highest quality of executives who will determine its long-term success. Cypress has structured its executive compensation program to be competitive with compensation paid by companies in the same market for executive talent. This is very important, especially in the Silicon Valley area where Cypress is headquartered. To ensure Cypress remains competitive, Cypress generally administers an annual compensation review process to evaluate whether the current level of cash and equity compensation for each executive is adequate and then makes adjustments based on merit.

  Pay-for-Performance

  Cypress uses pay-for-performance compensation programs to align executive compensation with its achievements on both a short- and long-term basis. NEOs' target total direct compensation is generally heavily weighted towards at-risk, performance-based cash and equity compensation, which includes quarterly and annual incentive cash bonuses and performance stock units. The performance targets under these programs are challenging and pre-determined both at the corporate level, through corporate goals, and at a personal level—for cash bonuses—through individual goals set for each applicable period. This aligns NEO compensation with stockholder interests by tying a significant portion of total direct compensation to achieving performance goals designed to ensure Cypress's financial and operational success over both the short- and long-term. Both are set in advance and pre-approved by the Compensation Committee. Compensation is designed to be very rewarding when the goals are achieved above target and to result in limited or no payout when the goals are not achieved, with the Compensation Committee providing oversight to ensure payouts are consistent with financial results.

Process

The Compensation Committee reviews and approves all compensation for NEOs, including salary, bonus, equity compensation, and other employee benefits. The Compensation Committee consists entirely of independent directors and has a two-fold philosophy regarding the total compensation of senior executives. First, the Compensation Committee seeks to encourage and reward executives for achievements that are critical to Cypress's performance and profitability over both the short- and long-term by tying a significant portion of NEOs' total compensation directly to Cypress's financial, operational and stock price performance. Second, the Compensation Committee seeks to ensure that executive compensation is competitive by targeting the total direct compensation of each executive at approximately the 50th percentile of executive compensation of Cypress's peer group of companies. The actual percentile may vary depending on Cypress's financial performance, each executive's individual performance and importance to Cypress, and internal equity considerations among all senior management. As Cypress's performance improves, so does the compensation of its NEOs. However, the Compensation Committee may also use its judgment to apply negative discretion to reduce payouts of certain compensation programs.

The Role of the Independent Compensation Consultant

The Compensation Committee retained Pearl Meyer & Partners ("Pearl Meyer") as its compensation consultant for fiscal year 2017. Pearl Meyer is independent from Cypress, has not provided any services to Cypress other than to the Compensation Committee, and receives compensation from Cypress only for services provided to the Compensation Committee. The Compensation Committee typically asks Pearl Meyer to attend its regular meetings, including executive sessions at which management is not present. The Compensation Committee worked directly with Pearl Meyer to develop compensation recommendations for Cypress's NEOs.

The Role of Management

The CEO also makes recommendations to the Compensation Committee about the compensation of the other NEOs based on their achievement of quarterly, annual and multi-year objectives. While the Compensation Committee is solely responsible for approving executive compensation, the human resources executive, the chief legal officer and the CEO support the work of the Compensation Committee and Pearl Meyer. The Compensation Committee meets frequently in executive session without management present. In making its compensation determinations, the Compensation Committee also annually reviews the total compensation that each NEO and other key executives are eligible to receive against the compensation levels of comparable positions of a peer group

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

of companies using AON / Hewitt Radford survey data and our peer group companies' proxy statements. The Compensation Committee periodically completes a review considering multi-year wealth accumulation and uses both internal and peer data.

Peer Group Companies

2017 Peer Group Companies:    The Compensation Committee did not make any changes from those companies included in Cypress's 2016 peer group. Cypress's 2017 peer group companies are listed in the table below:

2017 Peer Group Companies

Advanced Micro Devices, Inc.	Microsemi Corporation

Analog Devices, Inc.	NVIDIA Corporation

Cirrus Logic, Inc.	ON Semiconductor Corp.

Cree, Inc.	Qorvo, Inc.

Fairchild Semiconductor International, Inc.	Skyworks Solutions, Inc.

Linear Technology Corporation	Synaptics Incorporated

Maxim Integrated Products Inc.	Vishay Intertechnology Inc.

Microchip Technology Inc.	Xilinx Inc.

2018 Peer Group Companies:    The Committee modified Cypress's peer group companies for fiscal year 2018 to better align the group with Cypress's revenue and market capitalization, and to account for mergers and acquisitions within the industry. The Committee selected peer companies that were publicly traded, headquartered in the United States, competed in the semiconductor industry, and were broadly similar to Cypress in their product and services offerings, revenue size and market capitalization and which Cypress competed with for talent. Cypress's compensation consultant provided additional analysis and recommendations regarding Cypress's peer group. The Committee removed Analog Devices, Inc., Fairchild Semiconductor International, Inc., Linear Technology Corporation, NVIDIA Corporation, Vishay Intertechnology Inc. and Xilinx Inc. from Cypress's 2018 peer group due to a variety of factors, including industry consolidation and a disparate market capitalization. The Committee added Integrated Device Technology, Inc., Marvell Technology Group Ltd. and Silicon Laboratories, Inc. to Cypress's 2018 peer group based on the factors described above. Cypress's 2018 peer group companies are listed in the table below:

2018 Peer Group Companies

Advanced Micro Devices, Inc.	Microsemi Corporation

Cirrus Logic, Inc.	ON Semiconductor Corp.

Cree, Inc.	Qorvo, Inc.

Integrated Device Technology, Inc.	Silicon Laboratories, Inc.

Marvell Technology Group Ltd.	Skyworks Solutions, Inc.

Maxim Integrated Products Inc.	Synaptics Incorporated

Microchip Technology Inc.

Elements of Compensation

The components of Cypress's executive compensation program are: (i) base salary; (ii) service-based equity awards; (iii) performance-based compensation, consisting of variable and at-risk incentive cash compensation and equity awards; and (iv) limited benefit programs, such as Cypress's deferred compensation plans. Cypress offers standard

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

health benefits and an employee stock purchase program to all employees. Cypress does not offer any material perquisites to its NEOs and does not allow them to pledge Cypress stock.

Compensation	Objectives	Key Features

Base Salary	Provides a fixed level of compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.	Targeted at the 50th percentile of Cypress's peer group on average, but actual base salary of the NEOs to similar positions at peer group companies varies based on each NEO's skills, experience and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.

Cypress Incentive Plan (CIP)[1]	Rewards achievement of strategic corporate objectives and individual milestones using a balanced scorecard.

Aligns NEOs interests with those of stockholders by providing awards tied to performance based on revenue, profit before tax % (PBT), and individual goal achievement.	Targeted at the 50th percentile of Cypress's peer group; 100% at-risk based on company and individual performance.

Cypress's CEO is eligible to earn a target cash incentive of 125% of his base salary (increased to 140%, effective in June 2018), and all other NEOs are eligible to earn a target cash incentive of 70% of their respective base salaries. Prior to his resignation, the Executive Chairman was also eligible to earn a target cash incentive of 125% of his base salary.

The CIP bonus is partially based on Cypress meeting revenue and pre-bonus profit before tax % (PBT) objectives.

Restricted Stock Units (RSUs)	Provides an opportunity for wealth creation and ownership, promoting retention and enabling us to attract, motivate and retain Cypress's NEOs.	Service-based equity operating under the Performance Accelerated Restricted Stock ("PARS") program, and beginning in 2018, the Long Term Incentive program. The grants comprised approximately 45% of the total PARS grant in fiscal year 2017, vesting over a period of two to three years from the date of grant. Annual grants are based on individual performance, level of pay relative to the market, and internal pay equity.

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Compensation	Objectives	Key Features

Performance Stock Units (PSUs)	Aligns NEOs' interests with stockholder interests by linking part of each NEOs compensation to long-term corporate performance.	Designed to provide total direct compensation (base + annual incentive + equity awards) at approximately the 50th percentile of Cypress's peer group's total direct compensation in years when performance meets stated objectives, but can be higher or lower depending on the performance in that year.

Performance-based equity awards granted in fiscal year 2017 were contingent on the following performance milestones and equaled approximately 55% of the total PARS grant:

•

Debt Leverage

•

Profit Before Tax

•

Strategic Initiatives

•

Gross Margin

•

Revenue Growth

Performance-based equity awards granted in fiscal year 2016 were contingent on the following performance milestones: Gross Margin and New Product milestones. Performance-based equity awards granted in fiscal year 2015 were contingent on the following performance milestones: Total Shareholder Return, Synergy savings and Earnings Per Shares milestones.

The Compensation Committee may apply negative discretion to these grants.

For a detailed explanation of the PARS calculation, please see the section entitled "Performance-Based Equity Compensation—2017 Multi-Year Performance Accelerated Restricted Stock Program (PARS)."

Beginning in 2018, PSUs are granted to our NEOs under the Long Term Incentive program.

Non-Qualified Deferred Compensation	Provides retirement savings in a tax-efficient manner.	NEOs can elect to defer up to 75% of their base salaries or 100% of their annual incentive cash payments, if any cash incentives are paid.

Balances in the deferred compensation plans are unfunded obligations and at risk.

Investment returns on balances are linked to the returns on mutual funds and other publicly-traded securities and do not generate any above market or preferential returns. Cypress does not guarantee any return or provide any matching contributions.

Other Compensation/Benefits[2]		Cypress does not provide any material perquisites to its NEOs and limits all other compensation to its NEOs.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
1.
In fiscal year 2017, the Compensation Committee approved the following CIP program. There are five payments in the CIP, one for each quarter and one annual payment; each of these five payments is worth 20% of each of our NEO's target CIP bonus. Payments under the CIP are calculated as follows:

  Base Salary x Incentive Target x 20% x Funding % x Individual Goal Achievement %

Incentive Target—the Incentive Target was based on each employee's position within the Company. The Incentive Target for our CEO was 125% and was 70% for all of our other NEOs.

Funding %—the Funding % for fiscal year 2017 was comprised of a two-dimensional matrix of revenue and profit before tax %, as measured each quarter and for the year.

  Individual Goal Achievement %—The final element of the CIP in fiscal year 2017 was the achievement of individual milestones, which were measurable quarterly and on an annual basis. The individual milestones were identified by NEOs and reviewed, modified as appropriate, and approved in advance by the CEO. The milestones varied by person and were a mix of short- and long-term goals that were focused on factors critical to the success of Cypress, including financial, market share, new customer, new product and operational initiatives. The milestones for each period were scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that were used to determine whether the milestone had been achieved were also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, the NEOs "scored" their milestones based on the scoring parameters previously established. Their scores were reviewed, adjusted if necessary, and approved by the CEO.

2.
Other Compensation/Benefits

  Non-Qualified Deferred Compensation—Cypress maintains unfunded, non-qualified deferred compensation plans. The plans allow eligible participants, including NEOs, to voluntarily defer receipt of a percentage of up to 75% of their base salary or 100% of their cash bonus payment, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees to defer taxation on such amounts. There are two non-qualified deferred compensation plans available, one of which pays a death benefit equal to two times participant contributions; the two plans are otherwise identical. All eligible employees have the option to choose one plan in which they participate. Please refer to the table entitled "Non-Qualified Deferred Compensation" in the section entitled "Executive Compensation Tables" for employee contributions and performance under this benefit plan in fiscal year 2017.

  Other Compensation Limited—Cypress limits all other compensation to its NEOs. For example, Cypress does not provide a defined benefit pension plan or any other material perquisites. In addition, directors and NEOs are not permitted to pledge or hedge Cypress stock.

Cypress 2017 Executive Compensation

Fixed Compensation—Base Salary

Cypress targets the NEOs' base salaries at approximately the 50th percentile of base salaries for similar positions and experience level in its peer group of companies. In fiscal year 2017, as part of its annual review of executive compensation, the Compensation Committee reviewed the base salaries of our NEOs, focusing on the competitiveness of salaries. The Compensation Committee increased the annual base salary of Mr. Trent to $400,000 based on a review of his job compared to the peer group of companies and his performance. Ms. Tondreau and Messrs. Geha and Gopalswamy also received an increase in their annual base salaries; such increases were made prior to their appointment as executive officers in November 2017.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Below is a summary of the salary of our NEOs for fiscal year 2017:

Named Executive Officer	2017 Base Salary	% Increase from 2016

Hassane El-Khoury	$650,000	0%

Thad Trent	$400,000	12.5%

Sam Geha	$340,000	12%

Sudhir Gopalswamy	$340,000	18%

Pamela Tondreau	$360,000	7%

H. Raymond Bingham[1]	$390,000	0%

1.
The amount disclosed in the table above is annualized base salary compensation for Mr. Bingham. From January 2017 through his resignation date in June 2017, Mr. Bingham received total base salary compensation of $189,000.

Performance-Based Incentive Cash Compensation

The Cypress Incentive Plan (CIP) rewards achievement of strategic corporate objectives and individual milestones using a balanced scorecard. Furthermore, it aligns NEOs interests with those of stockholders by providing awards tied to performance based on revenue, profit before tax % (PBT) and individual performance goals. In fiscal year 2017, the Compensation Committee approved the applicable elements of the CIP program. There are five payments in the CIP, one for each quarter and one annual payment; each of these five payments constitutes 20% of each of the NEO's target CIP bonus. Payments under the CIP are calculated as follows:

Base Salary x Incentive Target x 20% x Funding % x Individual Goal Achievement %

The Incentive Target for our CEO (and, prior to his resignation, our Executive Chairman) was 125% and was 70% for all of our other NEOs. The Funding % for fiscal year 2017 was comprised of a two-dimensional matrix of revenue and PBT. The final element of the CIP in fiscal year 2017 was the achievement of individual milestones, which were measurable quarterly and on an annual basis. The individual milestones were identified by NEOs and reviewed, modified as appropriate, and approved in advance by the CEO. The milestones varied by person and were a mix of short- and long-term goals that were focused on factors critical to the success of Cypress, including financial, market share, new customer, new product and operational initiatives. The milestones for each period were scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that were used to determine whether the milestone had been achieved were also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, the NEOs "scored" their milestones based on the scoring parameters previously established. Their scores were reviewed, adjusted if necessary, and approved by the CEO.

Performance-Based Equity Compensation

2017 Multi-Year Performance Accelerated Restricted Stock Program (PARS)

On March 16, 2017, the Compensation Committee approved the 2017 multi-year PARS program, in which our NEOs participate. In connection with the approval of the 2017 multi-year PARS program, the Compensation Committee set the milestones under which the NEOs are eligible to earn their PARS shares, with approximately 55% based on performance milestones and approximately 45% based on service milestones. There are six components to the grants under the 2017 multi-year PARS program: (i) Debt Leverage Milestone, (ii) Profit Before Tax Milestone, (iii) Strategic Initiatives Milestone, (iv) Gross Margin Milestone, (v) Revenue Growth Milestone, and (vi) Service-Based Milestone. For the performance-based components of the PARS grants (debt leverage, profit before tax, strategic initiatives, gross margin and revenue growth), a participant is eligible to receive performance-based shares if he or she satisfies the applicable vesting and performance criteria approved by the Compensation Committee and may receive up to 200% of the performance target depending on the level of performance achieved. For the service-based component of the PARS grants, a participant is eligible to earn 100% of his or her targeted service-based shares if he or she remains an employee in good standing of the Company through the applicable vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The table below shows the number of shares underlying the awards pertaining to each component. For the performance-based components of the PARS grant, the amounts shown below are the target amount.

PARS Participant	Service Based[1]	Debt Leverage	Profit Before Tax	Strategic Initiatives	Gross Margin	Revenue Growth	Total

Hassane El-Khoury	158,577	31,710	47,565	15,855	31,710	63,420	348,837

Thad Trent	57,507	11,499	17,248	5,749	11,499	22,998	126,500

Sam Geha	52,276	10,454	15,681	5,227	10,454	20,908	115,000

Sudhir Gopalswamy	52,276	10,454	15,681	5,227	10,454	20,908	115,000

Pamela Tondreau	47,052	9,408	14,112	4,704	9,408	18,816	103,500

H. Raymond Bingham[2]	—	—	—	—	—	—	—

1.
Two-thirds of the service-based awards are scheduled to vest on February 1, 2019 (nearly two years following the grant date) and the remaining one-third are scheduled to vest on February 3, 2020 (nearly three years following the grant date).

2.
As contemplated in his employment agreement, Mr. Bingham received a grant of 232,558 service-based RSUs in March 2017, vesting quarterly in equal installments over a period of three years from the date of grant. Any unvested portion of such award was forfeited in connection with his resignation in June 2017.

The 2017 multi-year PARS program complements the 2015 and 2016 multi-year PARS programs, which include grants with various performance-based milestones, including achievement of total stockholder return, synergy, earnings per share, new product and gross margin milestones.

The grants made for each of the six components of the multi-year PARS program granted in fiscal year 2017 are subject to vesting over a one, two or three-year period, as illustrated by the table below, subject to achievement of applicable performance goals, as applicable:

Milestone	% of Total Grant Scheduled to Vest in Fiscal Year 2017	% of Total Grant Scheduled to Vest in Fiscal Year 2018	% of Total Grant Scheduled to Vest in Fiscal Year 2019	Total

Service-Based	—	30.3%	15.2%	45.5%

Debt Leverage	9.1%	—	—	9.1%

Profit Before Tax	4.5%	—	9.1%	13.6%

Strategic Initiatives	4.5%	—	—	4.5%

Gross Margin	—	9.1%	—	9.1%

Revenue Growth	—	9.1%	9.1%	18.2%

Total	18.1%	48.5%	33.4%	100%

The milestones for each grant component and the actual percent achieved in fiscal year 2017 were as follows:

(1) Service-Based Milestone

Service-based RSUs vest over a two and three-year period if the NEO remains an employee in good standing of Cypress and is in a similar role, same or higher pay grade and same or increased scope of responsibilities as the NEO's role on the grant date. No service-based RSUs were earned in fiscal year 2017.

(2) Debt Leverage Milestone

2017 Performance Results: 9% of the PARS granted in fiscal year 2017 and earnable in fiscal year 2017 were contingent on the Company's achievement of the Debt Leverage Milestone. The Company's threshold debt to

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

annualized EBITDA for fiscal year 2017 was 3.5X and target was 3X. Cypress's debt leverage for fiscal year 2017 was 1.9X and, as a result, 200% of the Debt Leverage Milestone shares were earned.

(3) Profit Before Tax Milestone

Company-specific PBT performance goals have been defined for fiscal years 2017 and 2019. Cypress must achieve a threshold level of PBT before any NEO will earn any performance stock units (PSUs) for this milestone. If PBT goals are achieved at target levels, NEOs will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for PBT performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the PBT performance goals is 200% of target.

2017 Performance Results: 4.5% of the PARS granted in fiscal year 2017 and earnable in fiscal year 2017 were contingent on the Company's achievement of the Profit Before Tax Milestone. The Company's threshold profit before tax for fiscal year 2017 was $202.5 million and target was $253.1 million. Cypress's PBT for fiscal year 2017 was $335.3 million and, as a result, 200% of the Profit Before Tax Milestone shares were earned.

(4) Strategic Initiatives Milestone

The Strategic Initiatives Milestone was established in connection with Cypress's 3.0 strategy. Threshold, target and maximum performance metrics were established for the Strategic Initiatives Milestone.

2017 Performance Results: The Company met the target required for the Strategic Initiatives Milestone. Therefore, 100% of the shares were earned in consideration of the Strategic Initiatives Milestone.

(5) Gross Margin Milestone

Cypress must achieve a threshold level of Gross Margin performance before any NEO will earn any PSUs for this milestone. If Gross Margin goals are achieved at target levels, NEOs will have the potential to earn the target number of PSUs for meeting this milestone. The number of PSUs earned will be linearly interpolated for Gross Margin performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the Gross Margin performance goals is 200% of target.

2017 Performance Results: The Gross Margin milestone is not applicable to fiscal year 2017. Therefore, no gross margin PSUs were earned for fiscal year 2017.

(6) Revenue Growth Milestone

Company-specific revenue growth goals have been defined for each of fiscal years 2018 and 2019. Similar to the other performance-based milestones, Cypress must achieve a threshold level of revenue growth as measured against the semiconductor industry before any NEO will earn any PSUs. If the Revenue Growth Milestones are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for revenue growth performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the Revenue Growth Milestone is 200% of target.

2017 Performance Results: The Revenue Growth milestone is not applicable to fiscal year 2017. Therefore, no revenue growth PSUs were earned for fiscal year 2017.

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2016 Multi-Year Performance Accelerated Restricted Stock Program (PARS)

The NEOs were also eligible to earn the following shares under the 2016 multi-year PARS program for fiscal year 2017:

PARS Participant	Service Based	Gross Margin Milestone	New Product Milestone	TSR Milestone	Synergy Milestone	EPS Milestone	Total Grant

Hassane El-Khoury	33,000	5,500	5,500	—	—	—	44,000

Thad Trent	27,000	4,500	4,500	—	—	—	36,000

Sam Geha	45,412	4,819	4,819	9,906	6,605	3,302	74,863

Sudhir Gopalswamy	42,929	4,261	4,261	10,424	6,950	3,475	72,300

Pamela Tondreau	39,543	3,992	3,992	9,362	6,241	3,120	66,250

H. Raymond Bingham[1]	—	—	—	—	—	—	—

1.
Mr. Bingham was not a participant in the 2016 PARS program. In connection with his promotion to Executive Chairman, Mr. Bingham received a grant of 132,508 service-based RSUs in August 2016, vesting quarterly in equal installments over a period of three years from the date of grant. Any unvested portion of such award was forfeited in connection with his resignation in June 2017.

The milestones for each grant component and the actual percent achieved in fiscal year 2017 were as follows:

(1) Service-Based Milestone

Service-based RSUs vest over a two-year period if the NEO remains an employee in good standing of Cypress and is in a similar role, same or higher pay grade and same or increased scope of responsibilities as the NEO's role on the grant date. Service-based RSUs were earned in fiscal year 2017.

(2) Gross Margin Milestone

Cypress must achieve a threshold level of Gross Margin performance before any NEO will earn any PSUs for this milestone. If Gross Margin goals are achieved at target levels, NEOs will have the potential to earn the target number of PSUs for meeting this milestone. The number of PSUs earned will be linearly interpolated for Gross Margin performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the Gross Margin performance goals is 200% of target.

2017 Performance Results: The Company's threshold gross margin for fiscal year 2017 was 39.4% and target was 42%. Cypress's gross margin for fiscal year 2017 was 42.2% and, as a result, 108% of the Gross Margin Milestone shares were earned.

(3) New Product Milestone

Aggressive development and production milestones were established for fiscal years 2016 and 2017 for the next generation programmable system on chip (PSoC). Cypress must reach a threshold level of PSoC development or production milestones before any NEO will earn any PSUs for this milestone. If development or production milestones are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for development or production milestones achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the PSoC development or production milestones is 200% of target.

2017 Performance Results: The Company did not meet the development and production milestones at threshold levels and, as a result, none of the New Product Milestone shares were earned.

(4) TSR Milestones

TSR was measured relative to the applicable peer group for each of fiscal years 2016 and 2017.

In each performance period, Cypress's TSR must be above the 25th percentile of the applicable peer group before any NEO will earn any PSUs. If Cypress's TSR is at the 65th percentile of the applicable peer group, our NEOs will have the potential to earn the target number of PSUs. If Cypress's TSR is at the 90th percentile or higher, our

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

NEOs will have the potential to earn the maximum number of PSUs, which is 200% of target. The number of PSUs earned will be linearly interpolated between the indicated performance levels.

2017 Performance Results: The combined Cypress's TSR milestones were achieved between target and maximum and, as a result, 109% of the TSR Milestone shares were earned.

(5) Synergy Milestones

Company-specific synergy (cost savings related to the Spansion merger) performance goals were defined for each of fiscal years 2016 and 2017. Synergy achievement will be reported with Cypress's financial results for the respective periods. Similar to the other performance-based milestones, Cypress must achieve a threshold level of synergy performance before any NEO will earn any PSUs for this milestone. If synergy goals are achieved at target levels, our NEOs will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for synergy performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the synergy performance goals is 200% of target. The performance goals were based on the annualized cost savings as of the end of the fourth quarter of each year given the incremental quarterly improvement anticipated to achieve our overall synergy goals. As announced at the time of the merger, the company's objective was to achieve $135 million in cost savings within three years.

2017 Performance Results: The Company generated annualized synergy savings of $220.9 million for fiscal year 2017, earning a payout at 164% of target.

(6) EPS Milestones

Company-specific EPS performance goals were defined for each of fiscal years 2016 and 2017. Similar to the other performance-based milestones, Cypress must achieve a threshold level of non-GAAP EPS performance before any NEO will earn any PSUs for this milestone. If non-GAAP EPS goals are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for non-GAAP EPS performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the non-GAAP EPS performance goals is 200% of target.

For purposes of calculating non-GAAP EPS performance, the Company divides its non-GAAP earnings by the diluted weighted average shares outstanding (which share number is adjusted to exclude the benefits related to share-based compensation expense, but to include the impact of certain capped call transactions related to convertible notes previously issued by the Company).

2017 Performance Results: For fiscal year 2017, the Company achieved 0% of the minimum required non-GAAP EPS and, as a result, none of the EPS Milestone shares were earned.

2015 Multi-Year Performance Accelerated Restricted Stock Program (PARS)

The NEOs were also eligible to earn the following shares under the 2015 multi-year PARS program for fiscal year 2017:

PARS Participant	Service Based	TSR Milestone	Synergy Milestone	EPS Milestone	Total Grant

Hassane El-Khoury	30,000	18,000	12,000	6,000	66,000

Thad Trent	30,000	18,000	12,000	6,000	66,000

Sam Geha	2,335	1,401	934	467	5,137

Sudhir Gopalswamy	3,500	2,100	1,400	700	7,700

Pamela Tondreau	6,250	3,750	2,500	1,250	13,750

H. Raymond Bingham[1]	—	—	—	—	—

1.
Mr. Bingham was not a participant in the 2015 PARS program.

Cypress Semiconductor Corporation - 2018 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

The milestones for each grant component and the actual percent achieved in fiscal year 2017 were as follows:

(1) Service-Based Milestones

Service-based RSUs vest over a one-, two- and three-year period if the NEO remains an employee in good standing of Cypress and is in a similar role, same or higher pay grade and same or increased scope of responsibilities as the NEO's role on the grant date. Service-based RSUs were earned in fiscal year 2017.

(2) TSR Milestones

TSR was measured relative to the applicable peer group for each of fiscal years 2015, 2016 and 2017. A series of one-, two- and three-year periods was used to phase-in the awards.

In each performance period, Cypress's TSR must be above the 25th percentile of the applicable peer group before any NEO will earn any PSUs for this milestone. If Cypress's TSR is at the 65th percentile of the applicable peer group, our NEOs will have the potential to earn the target number of PSUs. If Cypress's TSR is at the 90th percentile or higher, our NEOs will have the potential to earn the maximum number of PSUs, which is 200% of target. The number of PSUs earned will be linearly interpolated between the indicated performance levels.

2017 Performance Results: The combined Cypress's TSR milestones were achieved between threshold and target and, as a result, 72.7% of the TSR Milestone shares were earned.

(3) Synergy Milestones

Company-specific synergy (cost savings related to the Spansion merger) performance goals were defined for each of fiscal years 2015, 2016 and 2017. Synergy achievement will be reported with Cypress's financial results for the respective periods. Similar to the TSR milestones, Cypress must achieve a threshold level of synergy performance before any NEO will earn any PSUs for this milestone. If synergy goals are achieved at target levels, our NEOs will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for synergy performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the synergy performance goals is 200% of target. The performance goals were based on the annualized cost savings as of the end of the fourth quarter of each year given the incremental quarterly improvement anticipated to achieve our overall synergy goals. As announced at the time of the merger, the company's objective was to achieve $135 million in cost savings within three years.

2017 Performance Results: The Company generated annualized synergy savings of $220.9 million for fiscal year 2017, earning a payout at 164% of target.

(4) EPS Milestones

Company-specific EPS performance goals were defined for each of fiscal years 2015, 2016 and 2017. Similar to the TSR and Synergy Milestones, Cypress must achieve a threshold level of non-GAAP EPS performance before any NEO will earn any PSUs for this milestone. If non-GAAP EPS goals are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for non-GAAP EPS performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the non-GAAP EPS performance goals is 200% of target.

For purposes of calculating non-GAAP EPS performance, the Company divides its non-GAAP earnings by the diluted weighted average shares outstanding (which share number is adjusted to exclude the benefits related to share-based compensation expense, but to include the impact of certain capped call transactions related to convertible notes previously issued by the Company).

2017 Performance Results: For fiscal year 2017, the Company achieved 0% of the minimum required non-GAAP EPS and, as a result, none of the EPS Milestone shares were earned.

Risk Considerations

The Compensation Committee regularly considers the risks associated with Cypress's compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviews Cypress's compensation programs to avoid certain design features that have the potential to encourage excessive risk-taking.

52	Cypress Semiconductor Corporation - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Material risk in our compensation program design is mitigated in several ways, including:

  •
  we have an appropriate mix of pay elements, with compensation well-balanced between fixed and variable elements, and short- and long-term incentives;

  •
  base salaries are intended to constitute a sufficient component of total compensation to discourage undue risk taking in order to meet incentive goals;

  •
  incentive plans are designed with goals that are intended to result in long-term value to our stockholders;

  •
  financial and earnings goals and opportunities in our incentive programs are at levels intended to be attainable without the need to take inappropriate risks;

  •
  bonus and incentive opportunities are capped so that the upside potential is not so large as to encourage undue risk taking;

  •
  the majority of our equity incentives vest or are earned over a multi-year period, which requires the executive to bear the economic risk of the award over the vesting or performance period;

  •
  our incentive plans define a range of performance over which payouts may be earned, including at levels below target achievement, rather than an "all-or-nothing" approach;

  •
  we generally use different performance measures in different incentive programs, which provides balance and reduces the potential for taking undue risks to meet a single goal;

  •
  the stock components of our long-term incentive program, combined with our stock ownership guidelines, align the interests of our executives with long-term preservation and appreciation of stockholder value;

  •
  incentive payments and awards are subject to clawback in the event of a material restatement of our financial results; and

  •
  the Compensation Committee considers information from peer companies in evaluating compensation levels and incentive plan designs, thereby avoiding unusually high pay opportunities relative to the Company's peers.

The Compensation Committee has reviewed compensation related risks and does not believe Cypress's compensation programs encourage excessive or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Cypress. In fulfilling its responsibilities, the Compensation Committee may, to the extent permitted under applicable law, the Nasdaq Listing Rules, the rules of the Securities and Exchange Commission (the "SEC") and the Internal Revenue Code, and Cypress's certificate of incorporation and bylaws, delegate any or all of its responsibilities to a subcommittee. The Compensation Committee, with the assistance of Pearl Meyer, intends to continue, on an on-going basis, a process of thoroughly reviewing Cypress's compensation policies and programs to ensure that its compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

In discharging its duties, the Compensation Committee selects and retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, company and executive performance, equity plans, peer group and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants' services at any time. The fees of these consultants are paid by Cypress. In fiscal year 2017, the Compensation Committee retained the services of Pearl Meyer for various compensation-related services.

Cypress Semiconductor Corporation - 2018 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Stock Ownership Requirements

The table below summarizes the stock ownership policy and status among our directors and NEOs as of March 14, 2018.

	Stock Ownership Requirement	Shares Actually Held

Chief Executive Officer	6X base compensation	8.5X base compensation

All Other Named Executive Officers	4X base compensation	3.5X - 11.4X base compensation

Non-Employee Directors	5X annual cash retainer	0X - 68.2X annual cash retainer[1]

1.
The 0X amount refers to the stock ownership of Mr. Owens and Ms. Sargent, each of whom was recently appointed to the Board

As a result of the above requirements, our directors and NEOs will continue to receive (and hold) a substantial amount of their Cypress compensation in shares of Cypress common stock, and maintain an even stronger alignment with the Company and our stockholders. All executives and directors are in compliance or expect to be in compliance within the required timeframe.

Named Executive Officers

Our CEO is required to own Company common stock having a value of at least six times his annual base salary. Common stock only includes shares directly owned and does not include any granted stock option awards, even if vested and in the money. Our NEOs, excluding our CEO, are required to own Company common stock having a value of at least four times their annual base salary. Individuals have three years to meet the stock ownership requirement. If the stock ownership requirement is not met after three years, then the NEO must hold all future shares that vest (net of taxes) until the stock ownership requirement is met.

Directors

Our non-employee directors are required to own a number of shares of Company common stock equal to five times the annual cash retainer for non-employee directors (currently $50,000). New non-employee directors are required to meet the requirement within five years of their appointment or initial election to the Board.

Anti-Pledging Policy

Cypress adopted and formalized a written pledging policy in fiscal year 2014 and the Compensation Committee approved modifications to the policy on February 15, 2017. As of February 15, 2017, directors and NEOs are no longer permitted to pledge Cypress stock.

No NEO currently employed by the Company holds Cypress securities that are pledged pursuant to a margin account or loan or otherwise.

Employment Agreements and Severance Arrangements

Severance Policy

The Compensation Committee approved a severance policy (the "Policy") applicable to certain of its officers on May 26, 2016. The Policy applied to all of our NEOs, excluding Messrs. Bingham and El-Khoury. The Policy expired on August 10, 2017, which is twelve months after the date Mr. El-Khoury was appointed as President and Chief Executive Officer.

Change of Control Severance Agreements

Cypress entered into Change of Control Severance Agreements (each an "Agreement") with certain of its officers (each, a "Covered Officer") in fiscal year 2016; these Agreements contain double-trigger provisions regarding an executive's termination of employment following a change in control. All of our NEOs, excluding Mr. Bingham (who is no longer employed by the Company) and Mr. El-Khoury (whose Agreement has been superseded by his employment agreement), are Covered Officers and have entered into an Agreement with Cypress. Pursuant to the Agreement, if the Company or any successor terminates the employment of a Covered Officer other than for "Cause" (as defined in the Agreement), death or Disability (as defined in the Agreement), or a NEO terminates his or her employment for "Good Reason" (as defined in the Agreement) during the period beginning three months

54	Cypress Semiconductor Corporation - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

prior to, and ending twelve months after, the occurrence of a Change of Control (as defined in the Agreement), the Covered Officer will be entitled to receive the following compensation and benefits, subject to the Covered Officer signing and not revoking a standard release of claims in a form reasonably acceptable to the Company (the "Release") no later than 60 days following the Covered Officer's termination of employment:

  •
  Lump sum severance payment equal to 14 months of annual base salary plus 14 months of the Covered Officer's annual target bonus.

  •
  Accelerated vesting of all outstanding unvested equity-based compensation awards held by the Covered Officer.

  •
  Lump sum payment equal to 14 months of COBRA premiums for the Covered Officer and any eligible spouse and/or dependents.

Severance payments under the Agreement are to be paid the first business day after the Release becomes effective, subject to a delay of up to six months as necessary in order to comply with Section 409A of the Internal Revenue Code. The initial term of the Agreement is two years from the date the Agreement became effective, which for our NEOs was May 26, 2016 (the "Initial Term") and on each one year anniversary thereafter it will renew automatically for additional one year terms (each, an "Additional Term") unless either party provides written notice of non-renewal to the other party. If a Change of Control occurs when there are fewer than twelve months remaining in the Initial Term, or during an Additional Term, the term of the Agreement will automatically extend through the date that is twelve months following the date of the Change of Control. Executives may not receive benefits under both the Severance Policy and the Change of Control Severance Agreements.

Chief Executive Officer Employment Agreement

Cypress entered into an at-will employment agreement with Mr. El-Khoury on November 30, 2016. Mr. El-Khoury's employment agreement provides for a minimum base salary of $650,000 and $2.5 million worth of service-based RSUs (which grant was made upon Mr. El-Khoury's promotion in August 2016), scheduled to vest quarterly in equal installments over three years. His employment agreement also provides for an additional equity grant valued at $4.5 million, which was granted in the first quarter of fiscal year 2017. In the event Mr. El-Khoury is terminated without cause or voluntarily resigns with good reason (in each case, as defined in the employment agreement), he is entitled to the following severance benefits:

  •
  Lump sum severance payment equal to 24 months of annual base salary plus 24 months of his annual target bonus.

  •
  Accelerated vesting of all outstanding unvested equity-based compensation awards and a period of 12 months to exercise such awards.

  •
  Payment of benefits (health, dental, vision, EAP) premiums for a period of 24 months, covering Mr. El-Khoury and his dependents.

Former Executive Chairman Employment Agreement

Cypress entered into an at-will employment agreement with Mr. Bingham on November 7, 2016. Mr. Bingham's employment agreement provided for a minimum base salary of $390,000 per year and $1.5 million worth of service-based RSUs (which grant was made upon Mr. Bingham's promotion in August 2016), which was scheduled to vest quarterly in equal installments over three years. His employment agreement also provided for an additional equity grant valued at $3.0 million, which was granted in the first quarter of fiscal year 2017. Mr. Bingham resigned from his position as Executive Chairman in June 2017. The terms of his separation are summarized below in the "Potential Payments Upon Termination or Change in Control" Section of this Proxy Statement.

Clawback Policy

Cypress's clawback policy requires the return of performance-based compensation payments to Cypress (i) by any executive engaged in (a) fraud, theft, misappropriation, embezzlement or dishonesty, or (b) intentional misconduct related to Cypress's financial reporting, or (ii) in the event of a material negative revision of any financial or operating measure on which performance-based compensation was paid out to such executive.

Cypress Semiconductor Corporation - 2018 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Cypress 2018 Compensation Actions

2018 Base Salary

In February 2018, the Compensation Committee approved the following annual base salaries for our NEOs, which salaries are effective June 4, 2018: Mr. El-Khoury $700,000, Mr. Trent $435,000, Mr. Geha $350,000, Mr. Gopalswamy $354,000, and Ms. Tondreau $385,000. These adjustments were based on a review of each NEO's job compared to our peer group of companies and each NEO's performance.

Peer Group Companies

The Compensation Committee modified Cypress's peer group companies for fiscal year 2018 to better align the group with Cypress's revenue and market capitalization, and to account for mergers and acquisitions within the industry. The Compensation Committee selected peer companies that were publicly traded, headquartered in the United States, competed in the semiconductor industry, and were broadly similar to Cypress in their product and services offerings, revenue size and market capitalization and which Cypress competed with for talent. Cypress's compensation consultant provided additional analysis and recommendations regarding Cypress's peer group. The Compensation Committee removed Analog Devices, Inc., Fairchild Semiconductor International, Inc., Linear Technology Corporation, NVIDIA Corporation, Vishay Intertechnology Inc. and Xilinx Inc. from Cypress's 2018 peer group due to a variety of factors, including industry consolidation and a disparate market capitalization. The Compensation Committee added Integrated Device Technology, Inc., Marvell Technology Group Ltd. and Silicon Laboratories, Inc. to Cypress's 2018 peer group based on the factors described above. Cypress's 2018 peer group companies are listed in the table below:

2018 Peer Group Companies

Advanced Micro Devices, Inc.	Microsemi Corporation

Cirrus Logic, Inc.	ON Semiconductor Corp.

Cree, Inc.	Qorvo, Inc.

Integrated Device Technology, Inc.	Silicon Laboratories, Inc.

Marvell Technology Group Ltd.	Skyworks Solutions, Inc.

Maxim Integrated Products Inc.	Synaptics Incorporated

Microchip Technology Inc.

2018 Cypress Incentive Plan Program

For fiscal year 2018, the Compensation Committee approved the following parameters for the CIP:

Calculation of CIP—There are five payments in the CIP, one for each quarter and one annual payment; each of these five payments constitutes 20% of each of our NEO's target CIP bonus. Payments under the CIP are calculated as follows:

Base Salary x Incentive Target x 20% x Funding % x Individual Goal Achievement %

Incentive Target—the Incentive Target is based on each employee's position within the Company. The Incentive Target for our CEO is 125% (increased to 140%, effective in June 2018) and is 70% for all of our other NEOs.

Funding %—the Funding % for fiscal year 2018 was comprised of a two dimensional matrix of revenue and profit before tax % as measured each quarter and for the year.

Individual Goal Achievement %—The final element of the CIP for fiscal year 2018 is the achievement of individual milestones, which are measurable quarterly and on an annual basis. The individual milestones were identified by NEOs and reviewed, modified as appropriate, and approved in advance by the CEO. The milestones vary by person and are a mix of short- and long-term goals that are focused on factors critical to the success of Cypress. The milestones for each period will be scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that are used to determine whether the milestone has been achieved are also identified in advance in writing. At the end of each fiscal quarter, the NEOs will "score" their milestones based on the scoring parameters previously established. Their scores will be reviewed, adjusted if necessary, and approved by the CEO.

56	Cypress Semiconductor Corporation - 2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

2018 Long Term Incentive Program

In February 2018, the Committee approved the Company's 2018 Long Term Incentive ("LTI") program. In connection with the approval of the 2018 multi-year LTI program, the Committee set the milestones under which participants are eligible to earn their shares with: approximately 70% based on performance milestones and approximately 30% based on service milestones for our CEO; and approximately 55% based on performance milestones and approximately 45% based on service milestones for our other NEOs. There are five components to the grants under the 2018 multi-year LTI program: (i) 2018 PAT Earnings Milestones, (ii) 2020 Profit Before Tax % and TSR Milestones, (iii) 2018 New Product Revenue Milestones, (iv) 2016-2020 Revenue Growth Milestones, and (v) Service Based Milestones. For the performance-based components of the LTI grants (PAT earnings, PBT % and TSR, new product revenue, and revenue growth), a participant is eligible to receive performance-based shares if he or she satisfies the applicable vesting and performance criteria approved by the Committee and may receive up to 200% of the performance target depending on the level of performance achieved. For the service-based component of the LTI grants, a participant is eligible to earn 100% of his or her targeted service-based shares if he or she remains an employee in good standing of the Company and remains in his or her current role or a similar role and grade level (or is promoted to a higher role or grade level) through the applicable vesting date.

The table below shows the number of shares underlying the awards pertaining to each component. For the performance-based components of the LTI grant, the amounts shown below are the target amount.

LTI Participant	2018 PAT Earnings Milestone	2020 PBT % and TSR Milestone	2018 New Product Revenue Milestone	2016-2020 Revenue Growth Milestone	Service Based	Total Grant

Hassane El-Khoury	56,347	56,346	56,347	56,346	96,594	321,980

Thad Trent	30,684	30,684			50,210	111,578

Sam Geha	27,245	27,244			44,582	99,071

Sudhir Gopalswamy	31,842	31,842			52,105	115,789

Pamela Tondreau	26,478	26,478			43,328	96,284

The 2018 multi-year LTI program complements the 2017 multi-year PARS program, which includes grants with various performance-based milestones, including achievement of debt leverage, profit before tax, strategic initiatives, gross margin and revenue growth.

Cypress Semiconductor Corporation - 2018 Proxy Statement	57

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows compensation information for fiscal years 2017, 2016 and 2015 for our named executive officers ("NEOs").

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total Compensation ($)

Hassane El-Khoury--6	2017	650,000	500	4,852,323	—	923,599	3,024	6,429,446

President, Chief Executive Officer	2016	401,964	1,500	3,168,799	—	210,641	760	3,783,664

and Director	2015	270,650	1,500	4,141,380	—	7,919	10,327	4,431,776

Thad Trent	2017	398,077	—	1,759,615	—	342,239	2,760	2,502,691

Executive Vice President, Finance &	2016	350,000	—	581,200	—	92,943	983	1,025,126

Administration, Chief Financial Officer	2015	350,000	—	4,570,040	—	8,865	30,155	4,959,060

Sam Geha--7	2017	338,631	—	1,599,650	—	269,690	2,385	2,210,356

Executive Vice President,	2016	—	—	—	—	—	—	—

Memory Products	2015	—	—	—	—	—	—	—

Sudhir Gopalswamy--8	2017	337,961	—	1,599,650	—	235,862	1,460	2,174,933

Executive Vice President,	2016	—	—	—	—	—	—	—

Microcontroller & Connectivity	2015	—	—	—	—	—	—	—

Pamela Tondreau--9	2017	359,154	—	1,439,685	—	323,882	—	2,112,721

Executive Vice President,	2016	—	—	—	—	—	—	—

Chief Legal Officer & Human Resources	2015	—	—	—	—	—	—	—

H. Raymond Bingham--10	2017	189,000	—	3,234,882	—	92,909	—	3,516,791

Former Executive Chairman	2016	138,000	—	1,499,991	—	108,584	456	1,747,031

	2015	—	—	—	—	—	—	—

1.
Represents salary earned in fiscal years 2017, 2016 and 2015. Amounts disclosed in this table include amounts electively deferred by each officer, as applicable, under the Cypress Semiconductor Corporation Non-Qualified Deferred Compensation Plan.

2.
Mr. El-Khoury received a $500 patent bonus in fiscal year 2017 and a $1,500 patent bonus in fiscal years 2016 and 2015. No other NEO received any cash incentives given that it is generally against Cypress's pay-for-performance philosophy to award discretionary cash incentives to its NEOs.

3.
Amounts shown for fiscal years 2017, 2016 and 2015 do not reflect compensation actually received by each NEO. The amounts shown represent the performance stock units and restricted stock units granted, computed in accordance with FASB ASC Topic 718 (which excludes the impact of estimated forfeitures related to service-based vesting conditions). For information on the assumptions used to calculate the value of the awards for fiscal year 2017, refer to Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending December 31, 2017. 82% of the stock units granted in fiscal year 2017 could not be earned in fiscal year 2017. The vesting schedule for the fiscal year 2017 grant is 18% vesting in fiscal year 2018, 49% vesting in fiscal year 2019 and 33% vesting in fiscal year 2020—all vesting

58	Cypress Semiconductor Corporation - 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

  is subject to meeting a combination of performance-based and service-based milestones. Following are additional details regarding the fiscal year 2017 PARS grants:

Named Executive Officer	Value of Shares Delivered in Fiscal Year 2018 on the Date of Delivery ($)	Shares Earnable in Fiscal Year 2017	Shares Earnable in Fiscal Year 2018	Shares Earnable in Fiscal Year 2019

Hassane El-Khoury	1,938,908	63,420	169,138	116,279

Thad Trent	703,080	22,997	61,336	42,167

Sam Geha	639,210	20,908	55,759	38,333

Sudhir Gopalswamy	639,210	20,908	55,759	38,333

Pamela Tondreau	575,252	18,816	50,183	34,501

H. Raymond Bingham	—	—	—	—

For information on the assumptions used to calculate the value of the awards for fiscal year 2016, refer to Note 9 of our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending January 1, 2017. 43% of the stock units granted in fiscal year 2016 could not be earned in fiscal year 2017. The vesting schedule for the fiscal year 2016 grant is 43% vesting in fiscal year 2017 and 57% vesting in fiscal year 2018—all vesting subject to meeting a combination of performance-based and service-based milestones. Following are additional details regarding the fiscal year 2016 PARS grants:

Named Executive Officer	Value of Shares Delivered in Fiscal Year 2018 on the Date of Delivery ($)	Shares Earnable in Fiscal Year 2017

Hassane El-Khoury	669,722	44,000

Thad Trent	547,954	36,000

H. Raymond Bingham	—	—

For information on the assumptions used to calculate the value of the awards for fiscal year 2015, refer to Note 8 of our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending January 3, 2016. 77% of the shares granted in fiscal year 2015 could not be earned in fiscal year 2017. The vesting schedule for the fiscal year 2015 grant is 43% vesting in fiscal year 2016, 34% vesting in fiscal year 2017 and 23% vesting in fiscal year 2018—all vesting subject to meeting a combination of performance-based and service-based milestones. Following are additional details regarding the fiscal year 2015 PARS grants:

Named Executive Officer	Value of Shares Delivered in Fiscal Year 2018 on the Date of Delivery ($)	Shares Earnable in Fiscal Year 2017

Hassane El-Khoury	1,086,817	66,000

Thad Trent	1,086,817	66,000

H. Raymond Bingham	—	—

4.
Includes bonus amounts earned under the CIP, or one of our previous bonus plans (e.g., the Key Employee Bonus Program and Performance Bonus Plan), for services rendered in the respective fiscal years. No cash was earned under the CIP in fiscal year 2016; NEOs were granted a one-time RSU grant in lieu of the quarterly and annual CIP payout for fiscal year 2016, which fully vested on January 31, 2017.

5.
The amounts reported in this column include payments by the Company of term life insurance premiums for the NEOs. Cypress is not the beneficiary of the life insurance policies. NEOs participate in the same life insurance program as other Cypress employees, which pays out at one times the employee's annual base pay. Amounts shown also reflect a gross-up of an employee recognition award for Mr. El-Khoury for fiscal year 2017 of $972 and pay in lieu of holidays and paid time off cashed out by Mr. Trent for fiscal year 2015 of $29,667; and pay in lieu of holidays and paid time off cashed out by Mr. El-Khoury for fiscal year 2015 of $10,089.

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EXECUTIVE COMPENSATION TABLES
6.
Mr. El-Khoury's annual salary was $270,650 until he was appointed (in August 2016) as the Company's President and CEO, at which time his annual salary was adjusted to $650,000.

7.
Mr. Geha was promoted to Executive Vice President, Memory Products in February 2018. Previously, he served as the Company's Senior Vice President of the Memory Products Division.

8.
Mr. Gopalswamy was promoted to Executive Vice President, Microcontroller & Connectivity in February 2018. Previously, he served as the Company's Senior Vice President of the Microcontroller & Connectivity Division.

9.
Ms. Tondreau was promoted to Executive Vice President, Chief Legal Officer and Human Resources in February 2018. Previously, she served as the Company's Senior Vice President, Chief Legal Officer & Human Resources.

10.
Mr. Bingham resigned from his position as Executive Chairman in June 2017.

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS
Fiscal Year Ended December 31, 2017

The following table shows all plan-based awards granted to our NEOs during fiscal year 2017.

Name and		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Principal Position	Grant Date	Threshold ($)	Target ($)[3]	Maximum ($)	Threshold (#)	Target (#)[4]	Maximum (#)[5]	Units (#)[6]	Options (#)	Awards ($/SH)	Awards ($)[8]

Hassane El-Khoury	3/16/2017	—	—	—	—	190,260	380,520	158,577	—	—	4,852,323

President, Chief Executive Officer and Director	—	—	812,500	1,625,000	—	—	—	—	—	—	—

Thad Trent	3/16/2017	—	—	—	—	68,993	137,986	57,507	—	—	1,759,615

Executive Vice President, Finance and Administration, Chief Financial Officer	—	—	280,000	560,000	—	—	—	—	—	—	—

Sam Geha,	3/16/2017	—	—	—	—	62,724	125,448	52,276	—	—	1,599,650

Executive Vice President, Memory Products	—	—	238,000	476,000	—	—	—	—	—	—	—

Sudhir Gopalswamy,	3/16/2017	—	—	—	—	62,724	125,448	52,276	—	—	1,599,650

Executive Vice, President, Microcontroller & Connectivity	—	—	238,000	476,000	—	—	—	—	—	—	—

Pamela Tondreau,	3/16/2017	—	—	—	—	56,448	112,896	47,052	—	—	1,439,685

Executive Vice President, Chief Legal Officer & Human Resources	—	—	252,000	504,000	—	—	—	—	—	—	—

H. Raymond Bingham,	3/16/2017	—	—	—	—	—	—	232,558[7]	—	—	3,234,882

Former Executive Chairman	—	—	273,000	546,000	—	—	—	—	—	—	—

1.
Represents potential performance compensation that could be earned under the CIP program in fiscal year 2017. The columns show the amounts that could be earned at the threshold, target and maximum levels of performance.

2.
Represents the PSUs granted under our PARS program at 100% of the debt leverage, profit before tax, strategic initiatives, gross margin and revenue growth milestones in fiscal year 2017. The columns show the stock that could be earned at the threshold, target and maximum levels of performance. Please see the "Option Exercises and Stock Vesting" table for the actual amounts earned by our NEOs in fiscal year 2017 under the PARS program.

3.
Represents the fiscal year 2017 Cypress Incentive Plan bonus at 100% of target.

4.
82 percent of the shares granted in fiscal year 2017 could not be earned in fiscal year 2017.

Cypress Semiconductor Corporation - 2018 Proxy Statement	61

EXECUTIVE COMPENSATION TABLES
5.
The following number of shares, related to performance-based vesting milestones, were delivered in fiscal year 2018: Mr. El-Khoury, 110,985; Mr. Trent, 40,245; Mr. Geha, 36,589; Mr. Gopalswamy, 36,589; Ms. Tondreau, 32,928; and Mr. Bingham, 0.

6.
For NEOs other than Mr. Bingham, this column reflects RSUs granted under our PARS program in 2017. Two-thirds of the service-based awards are scheduled to vest in February 2019 and the remaining one-third are scheduled to vest in February 2020.

7.
This time-based vesting award of RSUs was granted to Mr. Bingham pursuant to the terms of his employment agreement. The terms of the grant specified that the award would vest in quarterly installments over a period of three years from the date of grant. The award was forfeited upon Mr. Bingham's resignation.

8.
Represents the target number of shares multiplied by the grant date fair value. See the "Summary Compensation Table" above for the value of shares actually delivered.

62	Cypress Semiconductor Corporation - 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS
Fiscal Year Ended December 31, 2017:

	Option Awards					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested[1] (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[2] ($)

	4,300	—	—	6.17	3/19/2019	—	—	—	—

	1,339	—	—	2.72	11/20/2018	—	—	—	—

Hassane El-Khoury--4	2,472	—	—	5.55	7/8/2018	—	—	—	—

President, Chief	—	—	—	—	—	158,577	2,416,713	—	—

Executive Officer and	—	—	—	—	—	33,000	502,920	—	—

Director	—	—	—	—	—	30,000	457,200	—	—

	—	—	—	—	—	128,828	1,963,339	—	—

	—	—	—	—	—	—	—	190,260	2,899,562

	—	—	—	—	—	—	—	11,000	167,640

	—	—	—	—	—	—	—	36,000	548,640

	18,335	—	—	11.55	5/30/2021	—	—	—	—

	16,001	—	—	11.27	12/18/2020	—	—	—	—

	17,000	—	—	6.17	3/19/2019	—	—	—	—

Thad Trent	—	—	—	—	—	57,507	876,407	—	—

Executive Vice	—	—	—	—	—	27,000	411,480	—	—

President, Finance	—	—	—	—	—	10,000	152,400	—	—

and Administration,	—	—	—	—	—	20,000	304,800	—	—

Chief Financial	—	—	—	—	—	1,334	20,330	—	—

Officer	—	—	—	—	—	—	—	68,993	1,051,453

	—	—	—	—	—	—	—	9,000	137,160

	—	—	—	—	—	—	—	12,000	182,880

	—	—	—	—	—	—	—	24,000	365,760

	400	—	—	11.55	5/30/2021	—	—	—	—

	—	—	—	—	—	52,276	796,686	—	—

Sam Geha,	—	—	—	—	—	36,310	553,364	—	—

Executive Vice	—	—	—	—	—	9,102	138,714	—	—

President,	—	—	—	—	—	2,335	35,585	—	—

Memory Products	—	—	—	—	—	3,251	49,545	—	—

	—	—	—	—	—	4,000	60,960	—	—

	—	—	—	—	—	—	—	62,724	955,914

	—	—	—	—	—	—	—	26,417	402,595

	—	—	—	—	—	—	—	3,034	46,238

	—	—	—	—	—	—	—	2,802	42,702

Cypress Semiconductor Corporation - 2018 Proxy Statement	63

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Unvested[1] (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[2] ($)

	6,598	—	—	6.17	3/19/2019	—	—	—	—

	—	—	—	—	—	52,276	796,686	—	—

Sudhir Gopalswamy,	—	—	—	—	—	38,210	582,320	—	—

Executive Vice	—	—	—	—	—	4,719	71,918	—	—

Executive Vice	—	—	—	—	—	3,500	53,340	—	—

Microcontroller &	—	—	—	—	—	12,800	195,072	—	—

Connectivity	—	—	—	—	—	4,400	67,056	—	—

	—	—	—	—	—	8,000	121,920	—	—

	—	—	—	—	—	1,200	18,288	—	—

	—	—	—	—	—	—	—	62,724	955,914

	—	—	—	—	—	—	—	27,999	423,657

	—	—	—	—	—	—	—	1,572	23,957

	—	—	—	—	—	—	—	4,200	64,008

	—	—	—	—	—	47,052	717,072	—	—

	—	—	—	—	—	34,310	522,884	—	—

Pamela Tondreau,	—	—	—	—	—	5,233	79,751	—	—

Executive Vice	—	—	—	—	—	6,250	95,250	—	—

President, Chief	—	—	—	—	—	54,000	822,960	—	—

Legal Officer &	—	—	—	—	—	—	—	56,448	860,268

Human Resources	—	—	—	—	—	—	—	24,963	380,436

	—	—	—	—	—	—	—	1,744	26,579

	—	—	—	—	—	—	—	7,500	114,300

H. Raymond Bingham	—	—	—	—	—	—	—	—	—

Former Executive	—	—	—	—	—	—	—	—	—
Chairman--5

1.
A portion of these grants were made under our PARS program. 45% of the 2017 PARS grants, 43% of the 2016 PARS grants and 32% of the 2015 PARS grants were service-based grants. For additional information on these grants, see the "Grants of Plan-Based Awards" table above.

2.
The amounts are based on the outstanding grants as of the end of fiscal year 2017 and a fiscal year ending value of $15.24 per share.

3.
Represents the PSUs granted under our PARS program for meeting 100% of the applicable milestones, which milestones include gross margin, new product, total stockholder return, synergy savings, earnings per share, debt leverage, profit before tax, strategic initiatives, and revenue growth metrics.

4.
Mr. El-Khoury's option grants expiring on July 8, 2018 were awarded under our 2013 Stock Plan and reflect adjustments made, pursuant to the tax free spin-off of SunPower Corporation in which existing awards were multiplied by the SunPower spin-off ratio of 4.12022 to reflect the change in market value of the Company's common stock following the distribution to the Company's stockholders of SunPower Corporation class B common stock.

5.
Unvested RSU awards granted to Mr. Bingham were forfeited in connection with his resignation in June 2017.

64	Cypress Semiconductor Corporation - 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTING
Fiscal Year Ended December 31, 2017

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise[1] ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting[1] ($)

Hassane El-Khoury	5,377	23,712	213,687	2,822,626

Thad Trent	—	—	124,954	1,612,275

Sam Geha	66,422	439,730	35,039	459,600

Sudhir Gopalswamy	—	—	43,171	579,348

Pamela Tondreau	—	—	78,948	988,339

H. Raymond Bingham	198,636	1,295,572	58,344	764,496

1.
The value realized represents the total shares multiplied by the market value on the date of exercise or the date of vesting as applicable. All shares and dollar values are before required tax payments, but after the payment of any exercise price.

NON-QUALIFIED DEFERRED COMPENSATION
Fiscal Year Ended December 31, 20171

Named Executive Officer	Executive Contribution in the Last Fiscal Year[2] ($)	Registrant Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End[4] ($)

Hassane El-Khoury	—	—	—	—	—

Thad Trent	232,541	—	73,195	—	761,095

Sam Geha	—	—	28,534	—	567,995

Sudhir Gopalswamy	—	—	—	—	—

Pamela Tondreau	—	—	—	—	—

H. Raymond Bingham	—	—	—	—	—

1.
Cypress's two deferred compensation plans provide certain key employees, including executive management, with the ability to defer the receipt of compensation in order to accumulate funds for retirement on a tax-deferred basis. Each participant in Cypress's deferred compensation plans may elect to defer a percentage of their compensation (annual base salary, cash bonuses and any cash sales commissions) and invest such deferral in any investment that is available on the open market. Cypress does not make contributions to the employees' deferred compensation plans and does not guarantee returns on the investments. Participant deferrals and investment gains and losses remain as Cypress liabilities and the underlying assets are subject to claims of general creditors. Withdrawals and other distributions are subject to the requirements of the U.S. Internal Revenue Code Section 409A.

2.
100% of executive contributions to the non-qualified deferred compensation plans are reported in the Summary Compensation Table.

3.
None of the aggregate earnings in the non-qualified deferred compensation plans are reported in the Summary Compensation Table.

4.
The aggregate balance amounts under the deferred compensation plans includes deferrals made for prior fiscal years. For individuals who were NEOs in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individuals' compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

Cypress Semiconductor Corporation - 2018 Proxy Statement	65

EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Fiscal Year Ended December 31, 2017

As described in the "Compensation Discussion and Analysis (CD&A) - Employment Agreements and Severance Arrangements" section of this Proxy Statement, the Company has entered into or adopted certain agreements and policies that provide the Company's NEOs severance payments and benefits in the event their employment is terminated under various circumstances.

Change in Control Severance Agreements

In fiscal year 2016, the Company entered into a Change in Control Severance Agreement with each of the NEOs other than Mr. Bingham; provided, however, that Mr. El-Khoury's Change in Control Severance Agreement has been superseded by his Employment Agreement. The table below sets forth amounts that would have been payable under the Change in Control Severance Agreements if a change in control had occurred and the executives' employment had terminated either by the Company (other than for cause, death or disability) or by the executive for good reason on December 31, 2017, the last day of fiscal year 2017, subject to the executive signing and not revoking a standard release of claims in a form reasonably acceptable to the Company. The amounts in the table below are calculated based on the base salary and target bonus applicable to the executive in fiscal year 2017. Executives may not receive benefits under both the Severance Policy and the Change in Control Severance Agreement.

Named Executive Officer	Salary Payments ($)	Bonus Payments ($)	COBRA Benefits ($)	Equity Acceleration[1] ($)	Total ($)

Hassane El-Khoury	—	—	—	—	—

Thad Trent	466,667	326,667	24,741	3,788,040	4,606,115

Sam Geha	396,667	277,667	24,741	3,083,781	3,782,856

Sudhir Gopalwamy	396,667	277,667	24,741	3,433,980	4,133,055

Pamela Tondreau	420,000	294,000	24,539	3,619,500	4,358,039

H. Raymond Bingham	—	—	—	—	—

1.
The value of equity award acceleration is based on the closing price ($15.24) of the Company's common stock on December 29, 2017, which was the last trading day of the 2017 fiscal year. The 2017 fiscal year ended on December 31, 2017.

Chief Executive Officer Employment Agreement

Under the terms of the Company's employment agreement with Mr. El-Khoury, described above, entered into on November 30, 2016, if Mr. El-Khoury's employment had been terminated by the Company without cause (and not due to his death or disability) or by Mr. El-Khoury for good reason on the last day of fiscal year 2017, December 31, 2017, he would have been entitled to the severance benefits set forth in the table below. Payment of the severance benefits is subject to Mr. El-Khoury signing and not revoking a general release of claims in a form satisfactory to the Company. The amounts in the table below are calculated based on the base salary and target bonus applicable to Mr. El-Khoury at the end of fiscal year 2017.

Named Executive Officer	Salary Payments ($)	Bonus Payments ($)	COBRA Benefits ($)	Equity Acceleration[1] ($)	Total ($)

Hassane El-Khoury	1,300,000	1,625,000	16,982	9,035,738	11,977,720

1.
The value of equity award acceleration is based on the closing price ($15.24) of the Company's common stock on December 29, 2017, which was the last trading day of the 2017 fiscal year. The 2017 fiscal year ended on December 31, 2017.

66	Cypress Semiconductor Corporation - 2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Mutual Release Agreement

On June 11, 2017, upon Mr. Bingham's resignation, the Company and Mr. Bingham entered into a mutual release agreement (the "Release Agreement"). He received base salary and vesting of his then-outstanding equity awards through the date of his resignation. There was no acceleration of Mr. Bingham's existing equity awards or compensation or other arrangements entered into with Mr. Bingham in connection with his resignation other than the Release Agreement.

Cypress Semiconductor Corporation - 2018 Proxy Statement	67

CEO PAY RATIO

CEO PAY RATIO

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure (for a company's first full fiscal year beginning on or after January 1, 2017) of the ratio of the median employee's total annual compensation to the total annual compensation of the chief executive officer ("CEO"). The Company's CEO is Hassane El-Khoury.

As of December 31, 2017, a listing was prepared to determine Cypress's median employee. Cypress employed 6,825 persons of which 6,276 were considered regular full - or part-time employees and 549 were considered employees of a subsidiary, temporary or seasonal workers. Approximately 34.6% of our employees are in North America; 5.4% are in Europe; and, 59.9% are in Asia. From this list, the Company identified the median employee based on the compensation measures described herein. We did not make any assumptions, adjustments (including cost-of-living adjustments) or use any estimates for purposes of determining total cash compensation. After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as required to be set forth in the Summary Compensation Table included in this Proxy Statement. Compensation was measured over the twelve-month period beginning on January 1, 2017 and ending on December 31, 2017. For simplicity, in determining our median employee, the value of the Company's 401(k) plan, global pension plans (where offered) and medical benefits provided was excluded as all employees, including the CEO, are generally offered comparable benefits.

  •
  Mr. El-Khoury's total annual compensation for fiscal year 2017 was $6,429,446, as reflected in the Summary Compensation Table included in this Proxy Statement.

  •
  Our median employee's total annual compensation for fiscal year 2017 was $44,846.

  •
  For fiscal year 2017, Mr. El-Khoury's total annual compensation was approximately 143 times that of our median employee.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

68	Cypress Semiconductor Corporation - 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress's Board of Directors (the "Board") serves as the representative of the Board with respect to its oversight of:

    •
    Cypress's accounting and financial reporting processes, including the integrity of the Company's financial statements as well as the annual and quarterly audits of such financial statements;

    •
    Cypress's internal controls and the audit of management's assessment of the effectiveness of internal control over financial reporting;

    •
    Cypress's compliance with legal and regulatory requirements;

    •
    Cypress's independent registered public accounting firm's appointment, qualifications and independence, as well as such firm's fees and scope of services;

    •
    risks related to internal controls, financial reporting, fraud, insurance, treasury, cybersecurity, compliance and litigation; and

    •
    the performance of Cypress's internal audit function.

The Audit Committee also provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The charter of the Audit Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Cypress's management has primary responsibility for preparing Cypress's financial statements, establishing the Company's financial reporting process and internal financial controls. Cypress's independent registered public accounting firm, currently PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of Cypress's financial statements to generally accepted accounting principles and on the effectiveness of Cypress's internal controls over financial reporting. The Audit Committee reviews the Company's financial disclosures and holds regular executive sessions outside the presence of management with our independent registered public accounting firm. The Committee also meets privately, as needed, with our chief financial officer, our legal counsel and our internal auditors to discuss our internal accounting control policies and procedures as well as any other issues raised by the Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of any significant judgment exercised, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management's assessment of the effectiveness of Cypress's internal control over financial reporting as of December 31, 2017. The Audit Committee reports on these meetings to our full Board.

The Audit Committee hereby reports as follows:

              (1)   The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements in Cypress's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

              (2)   The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communication with Audit Committees, including, among other items, matters related to the conduct by the independent auditors of the audit of Cypress's consolidated financial statements.

              (3)   The Audit Committee has received the written disclosures and the letter from the independent auditors for Cypress as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with the auditors their independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress's Board, and the Board approved, that the Company's audited financial statements be included in Cypress's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress's independent registered public accounting firm for fiscal year 2018.

Cypress Semiconductor Corporation - 2018 Proxy Statement	69

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Each member of the Audit Committee that served during fiscal year 2017 was independent as defined under the Nasdaq Listing Rules and the SEC rules applicable to audit committee members during the period in which they served.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman
Catherine P. Lego
Camillo Martino
Michael S. Wishart

70	Cypress Semiconductor Corporation - 2018 Proxy Statement

OTHER REQUIRED DISCLOSURES

OTHER REQUIRED DISCLOSURES

Compensation Committee Interlocks and Insider Participation

During fiscal year 2017, the following directors were members of our Compensation Committee: Eric A. Benhamou, Wilbert van den Hoek, Camillo Martino, Jeffrey J. Owens, Jeannine Sargent and Michael S. Wishart. None of the Compensation Committee members is or has at any time been an officer or employee of Cypress.

None of Cypress's executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its named executive officers serving on Cypress's Board or Compensation Committee.

Policies and Procedures with Respect to Related-Person Transactions

Our written Code of Business Conduct and Ethics prohibits our executive officers, directors and employees, or any of such persons' immediate family members or affiliates, from entering into any transaction or relationship that might present a conflict of interest to the Company or such individual. Any potential conflict of interest must be reported to the Company's chief financial officer or the Legal Department for review and, if necessary, escalated to the Audit Committee for further review. Our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence.

Certain Relationships and Related Transactions

In fiscal year 2017, we sold approximately $495,000 in products and services to Flex Ltd. (formerly known as Flextronics International Ltd, "Flex") and its subsidiaries during the time that Mr. Bingham served as our Executive Chairman. Mr. Bingham was previously on the board of directors of Flex. Mr. Bingham was not directly involved in the negotiation of any agreements with Flex and did not have any role in determining the price or terms to Flex. Ms. Sargent was appointed to our Board on December 14, 2017 and previously served as President of Innovation and New Ventures at Flex, until October 2017. Ms. Sargent was not directly involved in the negotiation of any agreements with Flex and did not have any role in determining the price or terms to Flex.

In fiscal year 2017, we purchased approximately $2.4 million in products and services from Oracle Corporation ("Oracle") during the time that Mr. Bingham served as our Executive Chairman. Mr. Bingham was previously on the board of directors of Oracle. Mr. Bingham was not directly involved in the negotiation of any agreements with Oracle and did not have any role in determining the price or terms to Oracle.

In fiscal year 2017, we purchased approximately $797,000 in products and services from Lam Research Corporation ("Lam Research") and we owed approximately $297,000 to Lam Research for products and services as of the end of the fiscal year, corresponding to the time that Ms. Lego served on our Board. In fiscal year 2017, we sold approximately $104,000 in products and services to Lam Research during the time that Ms. Lego served on our Board. Ms. Lego was appointed to our Board on September 6, 2017 and has served on the board of Lam Research since 2006. Ms. Lego was not directly involved in the negotiation of any agreements with Lam Research and did not have any role in determining the price or terms to Lam Research.

Other than described above, there are no related person transactions between our directors or executive officers and our Company. For purposes of this section, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all of the forms they filed to comply with Section 16(a) requirements.

We believe that, during fiscal year 2017, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us and certain written representations of our directors, executive officers, and 10% stockholders.

Cypress Semiconductor Corporation - 2018 Proxy Statement	71

OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to please execute and return your proxy card in the envelope provided or to vote by telephone or online at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Pamela Tondreau
 Corporate Secretary

Dated: March 29, 2018

72	Cypress Semiconductor Corporation - 2018 Proxy Statement

APPENDIX A

APPENDIX A

CYPRESS SEMICONDUCTOR CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated As Of January 1, 2019

             The following constitute the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Cypress Semiconductor Corporation (herein called the "Company").

1.
PURPOSE. The purpose of the Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions (as described herein). This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. It is the intention of the Company to have the Code Section 423 Plan Component qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code and the provisions of the Plan with respect to the Code Section 423 Component, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to the rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Employees and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2.
DEFINITIONS.

2.1
"Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

2.2
"Administrator" shall mean the Board of the Company or any committee of the members of the Board authorized to administer the Plan.

2.3
"Board" shall mean the Board of Directors of the Company.

2.4
"Code" shall mean the Internal Revenue Code of 1986, as amended.

2.5
"Code Section 423 Plan Component" shall mean the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code. The Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

2.6
"Common Stock" shall mean the Common Stock of the Company.

2.7
"Company" shall mean Cypress Semiconductor Corporation, a Delaware corporation.

2.8
"Compensation" shall mean all regular straight time earnings, payments for overtime, shift premium, cash incentive compensation, cash incentive payments, cash bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee). The Administrator shall have the discretion to determine what constitutes Compensation for Employees under the Plan, but for purposes of Employees participating in the Code Section 423 Plan Component, such determination will be applied on a uniform, non-discriminatory basis.

2.9
"Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

2.10
"Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may provide that any Designated Subsidiary shall only be eligible to participate in the Non-423 Plan Component and at any given time, a Subsidiary that is a Designated Subsidiary under the Code

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APPENDIX A

    Section 423 Plan Component shall not be a Designated Subsidiary under the Non-423 Plan Component.

  2.11
  "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week in a calendar year by the Company or one of its Designated Subsidiaries; provided, however that any temporary or contingency work shall not be included in this definition or be permitted to participate under the Plan. For Offering Periods under the Non-423 Plan Component, Employee shall also mean any other employee of Company or one of its Designated Subsidiaries to the extent that applicable law requires participation in the Plan to be extended to such employee, as determined by the Administrator; unless such employee resides in a country that has been specifically excluded from participation in the Non-423 Component at the discretion of the Administrator.

  2.12
  "Exercise Date" shall mean the last Trading Day of each Offering Period or, if so determined by the Board, the last day of the Exercise Period occurring within such Offering Period, on which an option is exercised.

  2.13
  "Exercise Period" shall generally mean the approximately six (6) month period commencing on the Offering Date and ending on the next Exercise Date.

  2.14
  "Non-423 Plan Component" shall mean a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code.

  2.15
  "Offering Period" shall mean:

  2.15.1
  For any Offering Period commencing prior to January 1, 2018, a period of approximately eighteen (18) months during which an option granted pursuant to the Plan may be exercised, commencing on the first (1st) Trading Day on or after December 31 and June 30 of each year and terminating on the Offering Period commencement date approximately eighteen (18) months later.

  2.15.2
  For any Offering Period commencing on or after January 1, 2018, a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on January 1 and July 1 of each year (or if such date is not a Trading Day, the first Trading Day immediately thereafter) and terminating on June 30 and December 31 of each year (or if such date is not a Trading Day, the Trading Day immediately prior to such date).

  2.16
  "Offering Date" shall mean the first (1st)Trading Day of each Offering Period of the Plan.

  2.17
  "Payroll Deduction" (whether or not capitalized herein) shall mean with respect to the Code Section 423 Plan Component, deductions from an Employee's or participant's Compensation or after-tax cash contributions made under the Plan by the Employee or participant during an applicable Offering Period and within three (3) business days following each payday applicable to the Employee or participant during such Offering Period but in any event prior to the Exercise Date for such Offering Period.

  2.18
  "Plan" shall mean this Employee Stock Purchase Plan, which includes a Code Section 423(b) Plan and a non-423(b) Component.

  2.19
  "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

  2.20
  "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.
ELIGIBILITY.

3.1
Any Employee as defined in paragraph 2 who is employed by the Company as of an Offering Date shall be eligible to participate in the Plan; provided that for purposes of Participants participating in the Code Section 423 Plan Component, this rule will be applied on a uniform and non-discriminatory basis.

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APPENDIX A
  3.2
  Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering Period if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

  3.3
  No Employee shall be eligible to participate in the Non-423(b) Component of the Plan if he or she is an officer or director of the Company subject to the requirements of Section 16 of the Act.

  3.4
  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds the number of shares equal to $25,000, based on the fair market value of Common Stock determined at the time such option is granted, for each calendar year in which such option is outstanding at any time, rounded down to the nearest whole share.

4.
OFFERING PERIODS.

4.1
For any Offering Period commencing prior to January 1, 2018, the Plan shall be implemented by eighteen (18) month Offering Periods beginning approximately every six (6) months with a new Offering Period commencing on the first (1st) trading day on or after December 31 and June 30 each year, or on such other date as the Board shall determine. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the requirements of paragraph 20, the Board shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

4.2
For any Offering Period commencing on or after January 1, 2018, the Plan shall be implemented by sequential six (6) month Offering Periods, with a new Offering Period commencing on the Offering Date and ending on June 30 and December 31 of each year (or if such day is not a Trading Day, the Trading Day immediately prior to such date), or on such other date as the Board shall determine. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the requirements of paragraph 20, the Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period under the Code Section 423 Plan Component may have a duration exceeding twenty-seven (27) months.

5.
PARTICIPATION.

5.1
An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering; provided that Employees participating in the Non-423 Component may contribute funds to participate in the Plan through other means specified by the Administrator to comply with non-U.S. requirements. For purposes of Employees participating in the Code Section 423 Plan Component, the processing of enrollments, whether on-line or via hard copy, will be applied on a uniform and non-discriminatory basis.

5.2
Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

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APPENDIX A
6.
PAYROLL DEDUCTIONS.

6.1
At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in amounts from two percent (2%) to ten percent (10%) of his Compensation; or such greater percentage of Compensation as the Board, in its sole discretion, determines and communicates to eligible Employees prior to the commencement of the first Offering Period affected thereby. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of his aggregate Compensation (or such greater percentage of Compensation as is determined by the Board pursuant to the preceding sentence) during said offering period.

6.2
All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

6.3
A participant may discontinue his participation in the Plan as provided in paragraph 11, or may decrease the rate or amount of his payroll deductions during the Offering Period (within the limitations of paragraph 6.1) by completing and filing with the Company a new subscription agreement authorizing a decrease in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his payroll deductions more than two (2) times in any one calendar year. The decrease in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization. Subject to the limitations of paragraph 6.1, a participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

6.4
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3.4 herein, a participant's payroll deductions may be decreased to zero percent (0%) at such time, during any Exercise Period which is scheduled to end during the current calendar year, that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

7.
GRANT OF OPTION.

7.1
On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, rounded down to the nearest whole share, and provided further that such purchase shall also be subject to the limitations set forth in paragraphs 3.4, 6.4 and 13 hereof. In the case of the Non-423 Component, the number of shares shall be determined as set forth in the preceding sentence or determined pursuant to such manner or method as determined by the Administrator to comply with non-U.S. requirements. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 11, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7.2 herein.

7.2
The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date, and in the case of the Non-423 Component, it shall be the lower of prices above or determined pursuant to such manner or method

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APPENDIX A

    as determined by the Administrator to comply with non-U.S. requirements. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date on the NASDAQ or on such other stock exchange as the Company's Common Stock may be traded or, if not traded on a stock exchange, as reported by the NASDAQ National Market System, or, in the event the Common Stock is not listed on a stock exchange or NASDAQ's National Market System, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock reported for such date in over-the-counter trading.

8.
EXERCISE OF OPTION.

8.1
For any Offering Period commencing prior to January 1, 2018, unless a participant withdraws from the Plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

8.2
For any Offering Period commencing on or after January 1, 2018, unless a participant withdraws from the Plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on the next Exercise Date following the Offering Date of the applicable Offering Period, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

9.
DELIVERY. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option or an electronic notice reflecting the allocation of such shares to his brokerage account. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Exercise Period which is insufficient to purchase a full share of common stock of the Company shall be applied to the participant's account for the next Exercise Period. Any other excess accumulated payroll deductions shall be returned to the participant.

10.
AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. With respect to any Offering Period commencing prior to January 1, 2018, in the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the Offering Date for that Offering Period, all employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in the newly commencing Offering Period. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

11.
WITHDRAWAL; TERMINATION OF EMPLOYMENT.

11.1
A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company. Notwithstanding the foregoing, for purposes of Employees participating in the Code Section 423 Plan Component, the processing of withdrawals, whether on-line or via hard copy, will be applied in a uniform and non-discriminatory basis. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement. Notwithstanding any other provision of the Plan to the contrary, in the event a participant has elected to make payroll deduction contributions other than through deductions from

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APPENDIX A

    his Compensation, such participant shall be deemed to have withdrawn from the Plan in accordance with this paragraph 11.1 if any such payroll deduction contribution is not received by the Company within three (3) business days following an applicable payday.

  11.2
  Upon termination of the participant's Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated.

  11.3
  In the event an Employee fails to remain in Continuous Status as an Employee of the Company during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's option terminated.

  11.4
  A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

  11.5
  With respect to an Offering Period commencing prior to January 1, 2018, a participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

12.
INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Administrator, for participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Section 423 of the Code).

13.
STOCK.

13.1
Effective January 1, 2019, the maximum number of shares of the Company's Common Stock which are available for future issuance under the Plan shall be the number available for future issuance as of such date, plus an additional seven million (7,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. "Issued Shares" shall mean the number of shares of Common Stock of the Company outstanding on such date plus any shares reacquired by the Company during the fiscal year that ends on such date. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7.1 hereof on the Exercise Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable; provided, however, for purposes of Employees participating in the Code Section 423 Plan Component, any pro rata allocation, will be applied on a uniform and non-discriminatory basis. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

13.2
The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

13.3
Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

14.
ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator is specifically authorized to adopt rules, procedures and subplans, which for purposes of the Non-423 Component may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of

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APPENDIX A

  stock certificates which vary with local requirements. The administration, interpretation or application of the Plan by the Administrator shall be final, conclusive and binding upon all participants.

15.
DESIGNATION OF BENEFICIARY.

15.1
Unless otherwise determined by the Administrator, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period.

15.2
Such designation of a beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.
TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

17.
USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions except for deductions or contributions made to a Non-423 Component where, as determined by the Administrator, non-U.S. law requires segregation of such amounts. Until shares are issued, participants shall only have the rights of an unsecured creditor, although participants in the Non-423 Component may have additional rights where required under local law, as determined by the Administrator.

18.
REPORTS. Individual accounts will be maintained for each participant in the plan. Statements of account will be given to participating employees promptly following the exercise date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

19.1
Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves") as well as the price per share of common stock covered by each option under the plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

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APPENDIX A
  19.2
  In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

  19.3
  In the event of a merger of the Company with or into another corporation, or the sale of all (or substantially all) of the assets of the Company, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least fifteen (15) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 11.

  19.4
  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.
AMENDMENT OR TERMINATION.

20.1
The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in paragraph 19 and this paragraph 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

20.2
Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.3
In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1
increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

20.3.2
shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

20.3.3
allocating shares.

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APPENDIX A
21.
NOTICES. All notices or other communications by a participant to the Company under or in connection with the plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.
CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.
CODE SECTION 409A. The Code Section 423 Plan Component is exempt from the application of Code Section 409A. The Non-423 Plan Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.
TERM OF PLAN. Except to the extent it is terminated earlier pursuant to paragraph 20, the plan shall remain in effect until May 10, 2023.

Cypress Semiconductor Corporation - 2018 Proxy Statement	A-9

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Daylight Time on May 10, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records or to create an electronic voting instruction form. CYPRESS SEMICONDUCTOR CORPORATION 198 CHAMPION COURT SAN JOSE, CA 95134 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Cypress in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 10, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 5:00 P.M. Eastern Daylight Time on May 10, 2018 to be voted at the 2018 Annual Meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42103-P06417 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CYPRESS SEMICONDUCTOR CORPORATION The Board of Directors recommends you vote FOR the following directors: 1. Election of Directors Nominees: For Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 1a. W. Steve Albrecht For Against Abstain ! ! ! 1b. Hassane El-Khoury 2. T h e r a t i f i c a t i o n o f t h e a p p o i n t m e n t o f PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018. 1c. Oh Chul Kwon ! ! ! ! ! ! 3. Annual advisory vote to approve the compensation of our named executive officers. The amendment and restatement of the Employee Stock Purchase Plan to approve increasing the number of shares available for issuance under the plan. 1d. Catherine P. Lego 1e. Camillo Martino 4. 1f. J. Daniel McCranie NOTE: The proposals to be voted on may also include such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. 1g. Jeffrey J. Owens 1h. Jeannine Sargent 1i. Michael S. Wishart Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership, please sign in the entity's full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement and Stockholder Letter are available at www.proxyvote.com E42104-P06417 CYPRESS SEMICONDUCTOR CORPORATION PROXY FOR 2018 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 29, 2018, and hereby appoints Thad Trent and Pamela Tondreau, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2018 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on May 11, 2018, at 10:00 a.m., Pacific Daylight Time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting. A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, AND FOR PROPOSALS 2, 3, AND 4, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side